UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

PULSE ELECTRONICS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of Special Meeting of Shareholders

Monday, January 21, 2013

We will hold a Special Meeting of Shareholders on Monday, January 21, 2013, at 5:00 p.m. (PST) at the offices of Pulse Electronics Corporation at 12220 World Trade Drive, San Diego, CA 92128.  At the meeting, we plan to ask you to:

1)
approve the adoption of the Amended and Restated Articles of Incorporation, which would (i) increase the number of our authorized shares of common stock, par value $0.125 per share (“Common Stock”), from 175,000,000 shares to 275,000,000 shares, (ii) authorize 1,000 shares of preferred stock, no par value (“Preferred Stock”), and authorize our Board of Directors to create one or more series of Preferred Stock and to establish the voting rights, designations, preferences, limitations, and special rights of such series, and (iii) permit our shareholders to take action by partial written consent; and

2)	transact any other business that may properly come before the special meeting.

The proposed new Amended and Restated Articles of Incorporation are set forth in Annex A of the accompanying proxy statement, and the terms of the Preferred Stock we intend to issue, if the adoption of the proposed new Amended and Restated Articles of Incorporation is approved at the special meeting, are set forth in the Statement with Respect to Shares, attached as Annex B of the accompanying proxy statement, and the descriptions thereof are qualified in their entirety by such Annexes.

If the Amended and Restated Articles of Incorporation are approved by the shareholders, the Preferred Stock will have the terms of the Series A Preferred Stock described in “Discussion of Matters for Voting – Proposal to Approve the Adoption of the Amended and Restated Articles of Incorporation – Effects of the New Articles” in the accompanying proxy statement. The Series A Preferred Stock will be issued to OCM PE Holdings, L.P. immediately following approval of the amendment by the shareholders pursuant to the Company’s obligations under the Investment Agreement described in the accompanying proxy statement and the terms of which are set forth in greater detail in the Statement With Respect to Shares attached to the accompanying proxy statement as Annex B.

If you were a shareholder at the close of business on December 10, 2012, you may vote at the special meeting.

If the special meeting is adjourned because a quorum is not present, those shareholders who attend the reconvened adjourned meeting shall constitute a quorum for the purpose of acting upon the matters presented at the adjourned meeting as described in  “Introduction - Frequently Asked Questions - Q:  What constitutes a quorum?” in the accompanying proxy statement.

We urge you to vote for “FOR” the above proposal as recommended by your Board of Directors using the enclosed proxy card.

By order of the Board of Directors,
DREW A. MOYER Secretary

San Diego, California
December 17, 2012

Please Vote - Your vote is important.
Please return the enclosed proxy as soon as possible in the envelope provided.

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Proxy Statement
Special Meeting of Shareholders
Monday, January 21, 2013

Introduction

This proxy statement and the accompanying proxy card is first being mailed on or about December 17, 2012 to our shareholders of record on December 10, 2012.  We are sending it to you to solicit proxies for voting at the Special Meeting of our Shareholders.  We will hold the meeting at the offices of Pulse Electronics Corporation (the “Company”), 12220 World Trade Drive, San Diego, CA 92128.  The meeting is scheduled for Monday, January 21, 2013, at 5:00 p.m. (PST).  If necessary, the meeting may be continued at a later time.

Frequently Asked Questions

The following section includes answers to questions that are frequently asked about the voting process.

Q:  How many votes can I cast?

A:  Holders of shares of our common stock, par value $0.125 per share (the “Common Stock”) as of December 10, 2012 are entitled to one vote per share on any proposal considered at the special meeting.

Q:  How do I vote?

A:  You may vote by telephone at (877) 265-5128, over the Internet at www.rtcoproxy.com/puls or by signing, dating and returning your proxy card in the postage-paid envelope provided.  If you are a registered shareholder or have a legal proxy from your custodian, you may vote in person at the special meeting.  If you choose to vote via telephone or internet, we must receive your vote no later than 3 a.m. (EST) January 21, 2013 in order for your vote to be counted at the special meeting.  If you choose to vote via mailing the enclosed proxy card, we must receive your vote no later than 3 p.m. (PST) January 21, 2013 in order for your vote to be counted at the special meeting.

Q:  How do I vote if I hold shares in the Pulse Electronics 401(k) plan?

A:  If you are a participant in our 401(k) plan, the enclosed proxy card will serve to direct Fidelity Management Trust Company, as trustee of our 401(k) plan, how to vote the shares of our Common Stock attributable to your individual account.  Fidelity will vote shares as instructed by participants.  If you do not provide voting directions to Fidelity by 3 a.m. (EST) on January 16, 2013, the shares attributable to your account will not be voted.

Q:  What vote is necessary to approve the proposal?

A:   Approval of the proposal to adopt the Amended and Restated Articles of Incorporation (the “New Articles”) requires the affirmative vote of a majority of shares represented in person or by proxy at the special meeting and entitled to vote, assuming a quorum is present.

We entered into a Voting and Support Agreement dated November 7, 2012 (the “Voting Agreement”) with substantially all of our officers and directors in which they, in their capacity as shareholders, agreed to vote any and all shares held by them (i) in favor of the proposal to approve the adoption of the New Articles and (ii) against any shareholder proposal that would reasonably be likely to result in our breach of the Investment Agreement dated as of November 7, 2012 (the “Investment Agreement”) by and among us, Technitrol Delaware, Inc. (“Technitrol”), Pulse Electronics (Singapore) Pte. Ltd, and certain affiliates of investment funds managed by Oaktree Capital Management, L.P. (such affiliates of such investment funds collectively, “Oaktree”), or impair our ability to consummate our recapitalization, which is summarized below.  See “BACKGROUND OF OUR RECAPITALIZATION WITH OAKTREE.” In the aggregate, these officers and directors beneficially owned approximately 2% of our outstanding Common Stock as of November 21, 2012.  Furthermore, we expect OCM PE Holdings, L.P. (the “Oaktree Owner”) to vote all shares of Common Stock that it beneficially owns in favor of the proposal.  According to a Schedule 13D filed by the Oaktree Owner on November 21, 2012, the Oaktree Owner beneficially owned 38,446,588 shares of Common Stock, representing approximately 48% of our outstanding Common Stock.  Therefore, we believe that it is likely that the proposal to adopt the New Articles will be approved by our shareholders at the special meeting.

Q:  Are proxy materials available on the Internet?

A:  Yes.  Please see the notice below:

Important notice regarding the availability of proxy materials for the special shareholder meeting to be held on January 21, 2013.

Our Proxy Statement is available on our Web site at
http://phx.corporate-ir.net/phoenix.zhtml?c=83040&p=proxy

Q:  How will the proxies be voted?

A:  Proxies signed and received in time will be voted in accordance with your directions.  Unless otherwise directed, the shares will be voted for the proposal to approve the adoption of the New Articles.  The proposed New Articles are set forth in Annex A of the proxy statement and the terms of the Series A Preferred Stock we intend to issue (the “Series A Preferred Stock”), if the adoption of the proposed New Articles are approved at the special meeting, are set forth in the Statement with Respect to Shares, attached as Annex B of the proxy statement and the descriptions thereof are qualified in their entirety by such Annexes.  If the New Articles are approved by the shareholders, the Series A Preferred Stock will be issued to the Oaktree Owner immediately following approval pursuant to the Company’s obligations under the Investment Agreement described in the proxy statement.

If you later wish to revoke your proxy, you may do so by notifying our Corporate Secretary in writing prior to the vote at the special meeting.  If you timely revoke your proxy by notifying our Corporate Secretary in writing, you can still vote in person at the special meeting.

Q:  What constitutes a quorum?

A:  The holders of a majority of our issued and outstanding shares entitled to vote, present in person or represented by proxy, constitute a quorum for the conduct of business at the special meeting.  Abstentions are counted as present for establishing a quorum so long as the shareholder has executed a valid proxy or is physically present at the special meeting.  If the special meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the special meeting that has previously been adjourned because of an absence of a quorum, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on the proposal to approve the adoption of the New Articles at such meeting.

Q:  What is the impact of broker non-votes and abstentions?

A:  Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given.  Under the rules of the New York Stock Exchange, LLC (“NYSE”) that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers typically have the discretion to vote such shares on routine matters, but not on non-routine matters.  We believe that the proposal to approve the adoption of the New Articles is a non-routine matter under NYSE rules, and therefore, that brokers will not have discretionary authority to vote on that proposal.  Accordingly, if an account holder does not provide its broker with voting instructions, a broker non-vote will occur on the proposal.  Broker non-votes and abstentions are not counted as votes against the proposal.  For purposes of a quorum, a broker non-vote will not be present unless its proxy casts a vote on some matter.

Q:  How many shares are outstanding?

A:  There are 79,888,047 shares of Common Stock entitled to vote at the special meeting.  This was the number of shares outstanding on December 10, 2012.  There are no other classes of stock outstanding and entitled to vote.

Q:  Who pays for soliciting the proxies?

A:  We will pay the cost of soliciting proxies for the special meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement.  We may solicit proxies by mail, over the Internet, telephone, facsimile, through brokers and banking institutions, or by our officers and regular employees.

Q:  Why am I being asked to vote on the proposal?

A:   We believe the proposal is in the best interests of our company and are required to submit it to our shareholders under the terms of the Investment Agreement in order to effectuate the terms of the recapitalization.  See “BACKGROUND OF OUR RECAPITALIZATION WITH OAKTREE,” and “Discussion of Matters for Voting – Proposal to Approve the Adoption of the Amended and Restated Articles of Incorporation – Reasons for the New Articles.”

Q:  How does our Board of Directors recommend that I vote?

A:  Our Board recommends that shareholders vote “FOR” for the proposal.  The form of the New Articles is set forth in Annex A to this Proxy Statement, and the descriptions of the New Articles  and the Statement with Respect to Shares in this proxy statement are qualified in their entirety by the forms of the New Articles and the Statement with Respect to Shares in Annexes A and B, respectively.

If the New Articles are approved by the shareholders, the Preferred Stock will have the terms of the Series A Preferred Stock described in “Discussion of Matters for Voting – Proposal to Approve the Adoption of the Amended and Restated Articles of Incorporation – Effects of the New Articles” in the proxy statement. The Series A Preferred Stock will be issued to the Oaktree Owner immediately following approval of the New Articles by the shareholders pursuant to the Company’s obligations under the Investment Agreement described in the proxy statement and set forth in greater detail in the Statement With Respect to Shares on Annex B.

BACKGROUND OF OUR RECAPITALIZATION WITH OAKTREE

Since 2008, our revenues and earnings have decreased significantly due to a variety of factors, including recessionary economic conditions, weaknesses in our specific markets, and the negative effects of leverage and debt service costs, including interest expense.  As a result, we have been facing liquidity and capital resource difficulties, and have also suffered a progressive decline in the market capitalization of our Common Stock.

In response to the aforementioned liquidity and capital resource difficulties and the progressive decline of our market capitalization, we entered into agreements with Oaktree to recapitalize our company.  The issuance of shares of Common Stock in connection with the recapitalization transactions described below would normally require approval of our shareholders according to the shareholder approval policy of the NYSE.  The audit committee of our Board of Directors determined that the delay necessary to obtain shareholder approval prior to securing the arrangements with Oaktree would seriously jeopardize the financial viability of our company due to its liquidity constraints.  Therefore, the audit committee pursued an exception provided in the NYSE’s shareholder approval policy and applied to the NYSE to waive the shareholder approval requirement.  The NYSE accepted our application for the exception.  In reliance on the exception, we consummated the first phase of the recapitalization with Oaktree on November 20, 2012. We believe it is useful to summarize the material terms of the recapitalization in the discussion below.

Recapitalization Transactions

On November 20, 2012 (the “Closing Date”), we consummated the first phase of a recapitalization with Oaktree, pursuant to which Oaktree invested $75 million in cash and exchanged approximately $27.7 million in principal amount of our company’s $50 million in outstanding 7% Convertible Senior Notes due 2014 (our “Senior Convertible Notes”) held by Oaktree.  We expect to close the second phase of the recapitalization during 2013.  We are required to submit the proposal contained in this proxy statement to our shareholders under the terms of the Oaktree recapitalization.

The recapitalization was effected pursuant to the terms of the Investment Agreement and an amended and restated Credit Agreement (the “Credit Agreement”) dated as of November 7, 2012, by and among us, Pulse Electronics (Singapore) Pte Ltd (the “Singapore Borrower”), certain affiliates of Oaktree, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) (as such Credit Agreement was amended by that certain Letter Agreement, dated as of November 19, 2012, among us, the Singapore Borrower, the Agent and the lenders).  Summaries of material terms of the Investment Agreement and the Credit Agreement are set forth below, and the Investment Agreement, which requires us to seek shareholder approval for the adoption of the New Articles, is attached to this proxy statement as Annex C.

The initial phase of the recapitalization consisted of (1) a $75 million senior secured Term A Loan, of which we used approximately $55 million to retire outstanding debt under our existing senior secured credit facility and will use approximately $20 million for working capital, transaction fees and general business purposes; (2) an approximately $28.5 million secured Term B Loan, issued in exchange for approximately $27.7 million principal amount of our outstanding Senior Convertible Notes previously held by Oaktree (on which Senior Convertible Notes approximately $0.8 million of unpaid interest had accrued); (3) the issuance to the Oaktree Owner of 36,729,182 shares of our Common Stock; and (4) the issuance to the Oaktree Owner of a warrant (the “Technitrol Warrant”) to purchase 19.9% of the common stock of our wholly-owned subsidiary, Technitrol. Technitrol is the direct or indirect parent of all of our other subsidiaries and therefore directly or indirectly owns substantially all of our assets.  The Technitrol Warrant will terminate if the proposal to adopt the New Articles is approved and we issue 1,000 shares of Preferred Stock to the Oaktree Owner, as described below.

If the adoption of the New Articles is approved by our shareholders, the Preferred Stock will have the terms of the Series A Preferred Stock described in “Discussion of Matters for Voting – Proposal to Approve the Adoption of Amended and Restated Articles of Incorporation –  Effects of the New Articles” below.  The Series A Preferred Stock will be issued to the Oaktree Owner immediately following approval of the New Articles by the shareholders pursuant to the Company’s obligations under the Investment Agreement.  In the event that the indenture for our Senior Convertible Notes is discharged or the conversion of the Series A Preferred Stock would not otherwise constitute a “change in control” under the terms of that indenture, the Series A Preferred Stock will automatically convert into an additional number of shares of Common Stock that would result in the Oaktree Owner having received 64.3795% of our equity under the Investment Agreement (on a pro-forma fully diluted basis as of immediately following the Closing Date and without giving effect to shares of Common Stock and warrants owned by Oaktree prior to the Closing Date).

Subject to shareholder approval of the proposal to adopt the New Articles, we will issue the Series A Preferred Stock to the Oaktree Owner.  If our shareholders do not approve the proposal, the Oaktree Owner will be entitled to exercise the Technitrol Warrant and purchase 19.9% of the outstanding common stock of Technitrol for an aggregate exercise price of $2.48 for a period beginning on the earlier of (i) five business days following this special meeting, if the proposal to adopt the New Articles is not approved by the shareholders, or (ii) March 1, 2013 (or, in either case, such later date as shall be specified in writing by Oaktree in their sole discretion, at least three business days prior to the applicable date), and ending on March 1, 2023.  However, if the proposal is approved and the Series A Preferred Stock is issued to the Oaktree Owner, the Technitrol Warrant will terminate.

In the second phase of the recapitalization, we intend to offer each holder of our outstanding Senior Convertible Notes the option to receive, in exchange for their Senior Convertible Notes, (i) new Term B Loan debt in a principal amount equaling up to 80% of the principal amount of such holder’s Senior Convertible Notes and (ii) shares of Common Stock (the “Exchange Offer”).  To the extent, following the completion of the Exchange Offer, the holders of 90% or more of the Senior Convertible Notes, including those already exchanged by the Oaktree Owner in the initial phase, have exchanged their Senior Convertible Notes for Term B Loans and Common Stock, then the approximately $28.5 million portion of the Oaktree Owner’s Term B Loan will be reduced by 20%.  If all the Senior Convertible Notes are retired, following completion of the Exchange Offer, the former holders of such Senior Convertible Notes would hold 15.6205% of our equity (on a pro-forma fully diluted basis as of immediately following the Closing Date and without giving effect to any shares of Common Stock or warrants owned by such holders prior to and independent of the Exchange Offer).

Following the completion of the Exchange Offer and, assuming the issuance of the Series A Preferred Stock, prior to the automatic conversion of the Series A Preferred Stock into Common Stock, in the event the Oaktree Owner’s percentage ownership of outstanding shares of Common Stock falls below 49%, we have agreed to issue to the Oaktree Owner additional shares of our Common Stock to maintain the Oaktree Owner’s ownership of our then outstanding Common Stock at 49%, until such time as it has received all shares of Common Stock it is ultimately entitled to receive in the recapitalization.

Investment Agreement

In addition to the recapitalization transactions described above, the Investment Agreement contains the following important provisions. The foregoing and following description of the Investment Agreement is qualified in its entirety by the Investment Agreement set forth in Annex C.

Directors

The Investment Agreement gives Oaktree the right to designate (i) up to three individuals to our slate of director nominees at any shareholder meeting so long as Oaktree owns at least 50% of the stock which it receives in the recapitalization, (ii) up to two individuals to our slate of director nominees at any shareholder meeting so long as Oaktree owns less than 50% but more than 25% of the stock it receives in the recapitalization, and (iii) one individual to our slate of director nominees at any shareholder meeting so long as Oaktree owns less than 25% but greater than 5% of the stock it receives in the recapitalization. Prior to Oaktree’s exercise of these rights in connection with a shareholders meeting, we have agreed to take such action as may be necessary to appoint Oaktree designees to our Board of Directors (in the same numbers based upon the same levels of Oaktree’s stock ownership), in the event Oaktree requests that we do so.

Top-Up

The Investment Agreement gives Oaktree a five-year irrevocable option to purchase capital stock on the same terms and amounts following any sale of capital stock to third-parties (subject to customary exceptions) in order for Oaktree to maintain a 64.3795% equity interest in our equity on a fully-diluted basis.  However, prior to the conversion of our Series A Preferred Stock into shares of Common Stock, the exercise of this option cannot result in Oaktree beneficially owning more than 49% of our outstanding Common Stock.

Registration Rights

Pursuant to the Investment Agreement, we entered into a Registration Rights Agreement, dated November 19, 2012, with the Oaktree Owner (the “Registration Rights Agreement”).  Subject to other limitations set forth in the Registration Rights Agreement, we granted (i) to the Oaktree Owner unlimited demand and piggy-back registration rights to register the securities issued in connection with the recapitalization and (ii) to our 10% or greater stockholders other than the Oaktree Owner (the “Major Shareholders”), (a) one demand registration right on Form S-1 in the aggregate, (b) two demand registration rights on Form S-3 in the aggregate and (c) unlimited piggy-back registration rights. Each registration right granted the Major Shareholders is exercisable only after six months following our next public offering.

Negative Covenants

We agreed in the Investment Agreement that, for so long as Oaktree owns at least 50% of the stock which it received as part of the recapitalization, we would not, without Oaktree's prior written consent, take any of the following actions:

•	amend or alter the terms of the Preferred Stock or take any action that would have an adverse effect on the rights, privileges or preferences of such Preferred Stock;

•
other than pursuant to certain other customary exceptions, increase the authorized number of shares of Common Stock or issue any shares of our capital stock, other than the issuance of authorized Common Stock;

•	authorize, designate or issue or obligate us to issue, whether by reclassification or otherwise, any class of stock other than Common Stock;

•
incur any indebtedness or any indebtedness on our subsidiaries on a consolidated basis having an aggregate principal amount of more than $5 million; except for (x) the incurrence of any indebtedness existing as of November 7, 2012 or contemplated by the recapitalization or that is otherwise permitted under the Credit Agreement, or (y) the refinancing of indebtedness under the Credit Agreement (1) in a principal amount not to exceed the aggregate amount of all loans and commitments then outstanding under the Credit Agreement (at the time of such refinancing) and (2) on terms no less favorable us and/or any of our subsidiaries with respect to interest expense on such refinanced indebtedness than are then in effect under the Credit Agreement (at the time of such refinancing);

•	create any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature upon any of our material assets or any of our subsidiaries;

•	sell, assign, transfer, convey or otherwise dispose of material assets (including material equity of any subsidiary) or permit any subsidiary to do any of the foregoing;

•
engage in any (x) transaction or a series of related transactions that results in the Common Stock and the Preferred Stock on an as-converted basis being converted into less than a majority of the combined voting stock of the surviving entity or a sale of all or substantially all of our assets, or (y) any other merger, consolidation, reclassification, recapitalization or similar transaction by us or any of our subsidiaries;

•
(x) acquire any business or entity, by merger, consolidation or other purchase of substantial assets of any person or entity or equity interests of any entity, in a single transaction or a series of related transactions, other than assets with a fair market value as determined in good faith by our Board of less than $5 million or (y) invest in any person or entity other than us or any subsidiary of ours in which we, directly or indirectly, own at least 80% of each class of equity securities and other than investments with a fair market value as determined in good faith by our Board of less than $5 million;

•	increase the number of directors of our Board beyond seven directors;

•
make any offer to the holders of Senior Convertible Notes in respect of the acquisition or exchange of their Senior Convertible Notes except as contemplated by the terms of the Exchange Offer or the payout of such Senior Convertible Notes in accordance with the indenture in respect of such notes; or

•	engage in related party transactions, subject to customary exceptions.

Voting and Support Agreement

Pursuant to the Investment Agreement, we entered into the Voting and Support Agreement with substantially all of our officers and directors in which they, in their capacity as shareholders, agreed among other things to vote any and all shares held by them (i) in favor of the proposal to approve the adoption of the New Articles and (ii) against any shareholder proposal that would reasonably be likely to result in our breach of the Investment Agreement or impair our ability to consummate the recapitalization.

In the aggregate, these officers and directors beneficially owned approximately 2% of our outstanding Common Stock as of November 21, 2012.  Furthermore, we expect the Oaktree Owner to vote all shares of Common Stock that it beneficially owns in favor of the proposal.  According to a Schedule 13D filed by the Oaktree Owner on November 21, 2012, the Oaktree Owner beneficially owned 38,446,588 shares of Common Stock, representing approximately 48% of our outstanding Common Stock.  Therefore, we believe that it is likely that the proposal to adopt the New Articles will be approved by our shareholders.

Credit Agreement

Our new Term A Loan and Term B Loan credit facilities were created pursuant to the Credit Agreement.  The interest rate on the Term A Loan is 12% per annum, and the interest rate on the Term B Loan is 10% per annum.  Interest on each term loan may, at our election, be paid in cash or paid in kind (in the form of additional principal) for the first three years, but can only be paid in cash thereafter.  These new term loans mature five years after the Closing Date and are (or will be) secured by a first lien on the collateral that secured our pre-existing senior secured credit facility and on our available unencumbered assets.  The term loans are non-amortizing and may be prepaid without any penalty.  While the Term B Loan is not junior in relative lien priority to the Term A Loan, the Term B Loan may not be repaid until the Term A Loan is paid in full.

Outstanding borrowings are subject to continuing compliance with certain leverage ratio covenants (computed on a quarterly basis as of the most recent quarter end), including, a secured leverage ratio covenant and a total net debt leverage ratio covenant.  The secured leverage ratio is calculated based upon the ratio of (i) the total amount of qualifying secured indebtedness we owe, to (ii) consolidated EBITDA for the most recently ended four consecutive quarters.  The total net debt leverage ratio is calculated based upon the ratio of (i) the total amount of qualifying indebtedness we owe (minus, certain amounts of qualifying cash and cash equivalents that we own), to (ii) consolidated EBITDA for the most recently ended four consecutive quarters.  Each of the leverage ratio covenants imposes varying (and descending) ratio levels (to be tested, through the end of the facility, as of the last day of each specified test period, commencing on December 31, 2012), which we may not at any time exceed.

The Credit Agreement also contains other customary provisions, including representations and warranties, negative and affirmative covenants and events of default.  We and certain of our subsidiaries, both domestic and international, have guaranteed the obligations of the Singapore Borrower.  Also, to secure the performance of such loan and guarantee obligations, we, the Singapore Borrower and certain other domestic and international subsidiaries have pledged their shares, as well as selected accounts receivable, inventory, machinery and equipment and other assets as collateral.  If we, the Singapore Borrower or any of our other subsidiary guarantors default on our obligations, Oaktree may (subject to the terms of the applicable loan and security documents) take possession of the collateral and may license, sell or otherwise dispose of those related assets in order to satisfy the obligations under the Credit Agreement and the other loan documents.

The descriptions of the Credit Agreement are qualified in their entirety by the Form 8-K dated November 16, 2012 and the relevant exhibit on file with the SEC.

DISCUSSION OF MATTERS FOR VOTING

PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Our Board of Directors has unanimously approved and recommends that shareholders vote FOR the adoption of the New Articles in the form set forth in Annex A to this Proxy Statement.

Changes Made by the New Articles

The proposed New Articles would make the following changes to our existing Amended and Restated Articles of Incorporation (the “Existing Articles”).

Increase the Number of Shares of Common Stock We May Issue

The New Articles would increase the number of shares of Common Stock we are authorized to issue from 175,000,000 to 275,000,000.

Authorize the Issuance of Preferred Stock and Authorize our Board of Directors to Establish the Terms of the Preferred Stock

Our Existing Articles authorize the issuance of shares of Common Stock.  The New Articles would authorize the issuance of up to 1,000 shares of Preferred Stock.  The New Articles would also authorize our Board of Directors to establish the series and the number of the shares of each series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of Preferred Stock.  If the proposal to approve the adoption of the New Articles is approved at the special meeting, the Investment Agreement requires us to have our Board of Directors designate all 1,000 shares of Preferred Stock as Series A Preferred Stock having the terms described under “Effects of the New Articles” below and set forth in the Statement With Respect to Shares attached to this proxy statement as Annex B.  The Series A Preferred Stock would be issued to the Oaktree Owner immediately following approval of the proposal by the shareholders pursuant to the Company’s obligations under the Investment Agreement.

Our Existing Articles authorize our Board of Directors to create one or more additional series or classes of Common Stock and to establish the voting rights, preferences, limitations and special rights of the shares of such class or series of Common Stock.  The Existing Articles require that in exercising this authority, our Board of Directors determine that the sole purpose for the designation and issuance of such class or series of Common Stock is to raise capital necessary for a proper business purpose and not for a takeover defense or other anti-takeover measure.  Under the New Articles, the Board would no longer have the authority to create one or more additional series or classes of Common Stock.  Rather, the Board would have the authority to establish new series of Preferred Stock within the 1,000 shares that would be authorized as described above.  In addition, in exercising its authority to create series of Preferred Stock under the New Articles, our Board of Directors would not be required to  make any determination with respect to the purpose for exercising that authority.  The Board intends to issue all 1,000 Shares of Series A Preferred Stock to the Oaktree Owner

Authorize Shareholder Action by Partial Written Consent

The New Articles would provide shareholders with the ability to take any action required or permitted to be taken at a shareholders meeting by the written consent of shareholders entitled to cast the minimum number of votes required to authorize the action at a meeting.

Reasons for the New Articles

We are obligated to seek shareholder approval for the adoption of the New Articles under the terms of the Investment Agreement and we believe the adoption of the New Articles is in the best interest of our company.  We need the authority which would be provided by the New Articles to issue up to 1,000 shares of Preferred Stock and to issue additional shares of Common Stock to be able to complete the recapitalization.

In the event we are unable to issue the Series A Preferred Stock to the Oaktree Owner, it would be entitled to exercise its warrant to purchase 19.9% of the common stock of Technitrol, our wholly-owned subsidiary, for an exercise price of $2.48.  Technitrol is the direct or indirect parent of all of our other subsidiaries and therefore directly or indirectly owns substantially all of our assets.  The Technitrol Warrant will terminate upon issuance of the Series A Preferred Stock to the Oaktree Owner, assuming we obtain shareholder approval for the adoption of the New Articles as expected.

We also need to increase the number of additional shares of Common Stock we are authorized to issue to be able to issue shares in the Exchange Offer and upon the conversion of the Series A Preferred Stock in accordance with its terms.  Our Existing Articles currently authorize us to issue 175,000,000 shares of Common Stock.  As of November 21, 2012, a total of 79,888,047 shares of Common Stock were issued and outstanding and we had 6,759,636 shares of Common Stock reserved for issuance pursuant to our equity plans and outstanding warrants.  Furthermore, we have reserved 4,336,578 shares of Common Stock for the conversion of our outstanding Senior Convertible Notes.  If all the Senior Convertible Notes are retired in the Exchange Offer, we would be required to issue 35,004,928 shares of Common Stock to the holders of the Senior Convertible Notes in connection with the Exchange Offer, and 107,542,753 shares of Common Stock to Oaktree for the conversion of the Series A Preferred Stock.

Furthermore, we believe that an increase to 275,000,000 shares of authorized Common Stock is in the best interests of our company because such an increase would permit us to issue approximately 45,804,636 additional shares of Common Stock for purposes other than the recapitalization, assuming all the Senior Notes are retired in the Exchange Offer.  These extra shares of authorized Common Stock would be available for issuance from time to time as our Board of Directors determine for any proper corporate purpose.  Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional working capital and issuance under our an incentive plan for our employees, executives and directors.

We have included new Article TENTH in the New Articles, providing for shareholder action by partial written consent, to more effectively provide for that right approved by our shareholders at our 2010 annual meeting.  At that earlier meeting, our shareholders approved an amendment to our bylaws to provide for shareholder action by partial written consent.  However, since we are a “registered corporation” under the Pennsylvania Business Corporation Law, shareholder action by partial written consent can only be authorized in our Articles of Incorporation.

Effects of the New Articles

The authority provided by the New Articles to issue up to 1,000 shares of Preferred Stock and to issue additional shares of Common Stock would permit us to complete the Oaktree recapitalization, and provide us with the ability to issue additional shares of Common Stock for other purposes in the future.  The issuance of the Preferred Stock and Common Stock in connection with the recapitalization will substantially dilute the earnings per share of the Common Stock and the equity and voting rights of our existing holders of Common Stock.  The Company has opted out of certain provisions of the Pennsylvania Business Corporation Law that would provide preemptive rights to existing shareholders under certain circumstances, and as such, other than the Oaktree Owner pursuant to the Investment Agreement, no existing shareholder has a right to receive the Shares contemplated to be issued in connection with the adoption of the New Articles or the recapitalization.

If the adoption of the New Articles is approved by our shareholders, our Board of Directors will have the authority to issue the Series A Preferred Stock to the Oaktree Owner, which will result in the termination of the Technitrol Warrant.  The issuance of the Series A Preferred Stock to Oaktree pursuant to the Investment Agreement would utilize all of the Preferred Stock we would be authorized to issue under the New Articles.  If issued, the Series A Preferred Stock would rank, with respect to any matter, including any dividend, distribution rights or redemption rights, equally in priority and preference to all of our Common Stock, except that (i) in the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series A Preferred Stock would entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment is made to the holders of any other shares of our capital stock, in an amount per share equal to ten (10) cents, and (ii) the holders of the Series A Preferred Stock will have the limited voting rights with respect to matters affecting the rights of the Preferred Stock summarized below and set forth in more detail in the Statement with Respect to Shares attached as Annex B to this proxy statement.

At any time that the shares of our Series A Preferred Stock are outstanding, any of the following actions would require the affirmative vote or prior consent of the holders of a majority of the shares of Series A Preferred Stock:

•	amending, altering, or repealing any provision of the Series A Preferred Stock;

•
adopting, amending, altering or repealing our Articles of Incorporation or Bylaws, or any board resolution or other instrument creating common or preferred stock or any other class of stock if such action would have an adverse effect on the rights, privileges, or preferences of the Series A Preferred Stock;

•
increasing the authorized number of shares of our Common Stock or issuing any capital stock other than Common Stock, except pursuant to the Investment Agreement, a benefit or compensation plan, or a stock split; or

•	authorizing or designating any capital stock that is senior to or on par with our Preferred Stock other than our Common Stock.

The holders of the Series A Preferred Stock would have no other voting rights, except as may be provided by the provisions of the Pennsylvania Business Corporation Law.  The holders of the Series A Preferred Stock will not be entitled to vote generally in the election of our directors.

In the event that the indenture for our Senior Convertible Notes is discharged or the conversion of the Preferred Stock would not otherwise constitute a “change in control” under the terms of that indenture, the Series A Preferred Stock would automatically convert into such number of shares of our Common Stock that would result in the Oaktree Owner having received 64.3795% of our equity under the Investment Agreement (on a pro-forma fully diluted basis as of immediately following the Closing Date and without giving effect to shares of Common Stock and warrants owned by Oaktree prior to the Closing Date).

Although holders of our Preferred Stock will have a liquidation preference over the holders of our Common Stock, we believe that the liquidation preference is immaterial to the holders of our Common Stock because the liquidation preference is $0.10 per share, and only 1,000 shares of Preferred Stock would authorized for issuance under the New Articles.

Effectiveness of New Articles

If the adoption of the New Articles is approved at the special meeting, they will become effective upon the filing of articles of amendment with the Pennsylvania Department of State.  The shares of Series A Preferred Stock will be issued pursuant to, and effective upon, the filing of the Statement with Respect to Shares with the Pennsylvania Department of State.  If approved, the Company expects to file both the New Articles and the Statement with Respect to Shares promptly following the approval of the New Articles at the special meeting.

No Dissenters Rights

The provisions of the Pennsylvania Business Corporation Law which provide shareholders with dissenters rights with respect to certain corporate actions do not apply to the proposal to approve the adoption of the New Articles.

The proposed new Amended and Restated Articles of Incorporation are set forth in Annex A of the proxy statement and the terms of the Preferred Stock we intend to issue, if the adoption of the proposed new Amended and Restated Articles of Incorporation are approved at the special meeting, are set forth in the Statement with Respect to Shares, attached as Annex B of the proxy statement, and the descriptions thereof are qualified in their entirety by such Annexes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE PROPOSAL

OTHER MATTERS

Our Board of Directors does not know of any other matters that may come before the special meeting.  However, if any other matters are properly presented to the special meeting, then, to the extent permitted by applicable law, the persons named as proxies may vote, or otherwise act, in accordance with their judgment on such matters.

We do not expect representatives of our independent accounting firm, KPMG LLP, to be present at the special meeting, and therefore, we do not expect them to make a statement or be available to respond to questions at the meeting.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

To the extent that statements in this proxy statement are not strictly historical, including statements about the future steps in our recapitalization (including, without limitation, the Exchange Offer), objectives, plans, intentions, goals or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this proxy statement are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  These forward-looking statements involve risks and uncertainties, which include, without limitation the expected or potential benefits of the authorization and issuance of the Preferred Stock and the increase in the authorized shares of Common Stock and the possibility that these benefits may not occur; the risk that the planned recapitalization may not be completed or may not improve our financial condition; our ability to designate and issue the Preferred Stock and increase the authorized shares of Common Stock; and the consequences of the planned recapitalization, including the dilution of current shareholders and a single shareholder holding a significant amount of our outstanding shares.  Such risks and others are further described in our filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

PERSONS OWNING MORE THAN FIVE PERCENT OF OUR STOCK

The following table describes persons we know to have beneficial ownership of more than 5% of our Common Stock at December 10, 2012.  Our knowledge is based on reports filed with the Securities and Exchange Commission by each person or entity listed below.  Beneficial ownership refers to shares of Common Stock that are held directly or indirectly by the owner.  No other classes of stock are outstanding.

Name and Address	Amount and Nature	Percent
of Beneficial Owner	of Beneficial Ownership	of Class
OCM PE Holdings, L.P.	39,145,143(1)	49.0%
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

(1)
Of the 39,145,143 shares reported as beneficially owned by OCM PE Holdings, L.P. and its affiliates, OCM PE Holdings, L.P. has both sole voting power and sole dispositive power over all 39,145,143 shares (which includes currently exercisable warrants to purchase shares).  This information is based on a Schedule 13D filed on November 21, 2012.

In the event that the indenture for our Senior Convertible Notes is discharged or the conversion of the Preferred Stock would not otherwise constitute a “change in control” under the terms of that indenture, the Series A Preferred Stock would automatically convert into such number of shares of our Common Stock that would result in the Oaktree Owner having received 64.3795% of our equity under the Investment Agreement (on a pro-forma fully diluted basis as of immediately following the Closing Date and without giving effect to shares of Common Stock and warrants owned by Oaktree prior to the Closing Date). The issuance of Common Stock upon conversion of the Series A Preferred Stock could result in a future change in control of our company.

STOCK OWNED BY DIRECTORS AND OFFICERS

The following table describes the beneficial ownership of Common Stock by each of our named executive officers, directors and nominees, and our named executive officers and directors as a group, at November 21, 2012:

Name	Common Stock (1)	Common Stock Equivalents (2)	Total Beneficial Ownership	Percent of Class
Alan H. Benjamin	122,595(3)	24,886	147,481	*
John E. Burrows, Jr.	104,568(4)	--	104,568	*
Justin C. Choi	52,465(4)	--	52,465	*
Steven G. Crane	76,581(4)	--	76,581	*
Howard C. Deck.	70,726(4)	--	70,726	*
John R. D. Dickson	54,848(4)	18,772	73,620	*
Ralph E. Faison.	670,929(4)	410,721	1,081,650	1.4%
John Houston.	162,568(4)	14,887	177,455	*
C. Mark Melliar-Smith.	100,154(4)	--	100,154	*
Drew A. Moyer	123,171(4)	24,330	147,501	*
Lawrence P. Reinhold	66,855(4)	--	66,855	*
Directors and executive officers as a group (11 people)	1,605,460	493,596	2,099,056	2.6%
_______________________________

*	Less than one percent (1%).
(1)         Includes shares with restrictions and forfeiture risks under our restricted stock plan.  Owners of restricted stock have the same voting and dividend rights as our other shareholders except they do not have the right to sell or transfer the shares until the applicable restricted period has ended.
(2)         Common Stock Equivalents include shares of our Common Stock subject to options currently exercisable or exercisable within 60 days after November 21, 2012 held by each person named above.
(3)         Includes shares directly owned and shares owned by a trust of which Mr. Benjamin is a trustee.
(4)         All shares are directly owned by the officer or director.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Under the rules of the SEC, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2013 annual meeting.  Shareholder proposals needed to be submitted in writing and must have been received by the Corporate Secretary at the address provided previously in the proxy statement for our 2012 annual meeting by December 8, 2012 for them to be considered for inclusion in the proxy statement for our 2013 annual meeting.

Under our bylaws, you may present proposals in person at the 2013 annual meeting if you are a shareholder entitled to vote.  The Corporate Secretary must receive any proposals to be presented, which will be included in next year’s proxy statement, no earlier than January 18, 2013 and not later than February 17, 2013; provided, however, if next year's annual meeting is held before April 18, 2013 or after July 17, 2013, any such proposals may be submitted no later than the 10th day following the date on which notice of the 2013 annual shareholders meeting is mailed or the public disclosure of the date of the annual shareholders’ meeting was made, whichever occurs first. Proposals received after the deadline, including any proposal nominating a person as a director, may not be presented at the 2013 annual meeting.  Any shareholder submitting a proposal must also comply with the notice requirements contained in our bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement/prospectus and annual report addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.  A number of brokers with account holders who are our stockholders will be “householding” our proxy materials.  A single proxy statement/prospectus will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement/prospectus, please notify your broker, direct your written request to us at Pulse Electronics Corporation, 12220 World Trade Drive, San Diego, CA 92128, Attn: Corporate Secretary.  Stockholders who currently receive multiple copies of the proxy statement/prospectus at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement.  This means that we can disclose important information by referring to another document filed separately with the SEC. Information incorporated by reference is considered to be part of this proxy statement.  This proxy statement and the information we later file with the SEC may update and supersede the information incorporated by reference.  Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement.  We incorporate by reference into this proxy statement our Annual Report on Form 10-K for the year ended December 30, 2011, and our Quarterly Report on Form 10-Q for the period ended September 28, 2012, filed by us with the SEC under the Securities Exchange Act of 1934, copies of which are being provided to our shareholders with this proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.pulseelectronics.com.  Any information contained on our website is not incorporated by reference into this Proxy Statement, unless specifically stated herein.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  You may also obtain a copy of any document incorporated herein by reference (excluding exhibits to such documents) by requesting them by completing an information request form online at http://phx.corporate-ir.net/phoenix.zhtml?c=83040&p=irol-inforeq or via telephone at (858) 674-8100.

BY ORDER OF THE BOARD OF DIRECTORS

Drew A. Moyer
Secretary

December 17, 2012
San Diego, California

ANNEX A

FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PULSE ELECTRONICS CORPORATION

The Amended and Restated Articles of Incorporation of Pulse Electronics Corporation (the “Corporation”) are hereby amended and restated in their entirety to read as follows:

FIRST: The name of the Corporation is: Pulse Electronics Corporation.

SECOND: The name of the commercial registered office provider and the county of venue of the Corporation’s current registered office in the Commonwealth of Pennsylvania are:

CT Corporation System
Dauphin County, Pennsylvania

THIRD: The purposes for which the corporation is organized are as follows:

To manufacture or otherwise produce, use, buy, sell and otherwise deal in goods, wares, merchandise, and other articles of commerce and personal property of every kind and nature including electrical, electronic and mechanical equipment.

To acquire by purchase, lease, grant, gift, devise, bequest, exchange of securities or property, or otherwise, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

To hold, own, improve, develop, lease, sell, mortgage, pledge and otherwise deal in, invest in and dispose of, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

FOURTH: The term for which the Corporation is to exist is perpetual.

FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is TWO HUNDRED SEVENTY-FIVE MILLION (275,000,000) shares of Common Stock and ONE THOUSAND (1,000) shares of Preferred Stock. Unless otherwise designated by the Board of Directors, all shares of Common Stock issued by the Corporation shall have a par value of $.125 per share and all shares of Preferred Stock shall be without par value.

A description of each class of shares and a statement of the voting rights, designations, preferences, privileges, qualifications, limitations, restrictions, and special or relative rights in respect of the Preferred Stock and the Common Stock and a statement of the authority vested in the Board of Directors to fix by resolution any designations, preferences, privileges, qualifications, limitations, restrictions and special or relative rights of any series of Preferred Stock, are as follows:

1.           The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of Preferred Stock into one or more other series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the voting rights, designations, preferences, limitations, and special rights (including, without limitation, qualifications, privileges, options, conversion rights, restrictions, and other rights) of such series. Each of such series may differ from every other series previously authorized, as may be determined by the Board of Directors in any or all respects, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

(a)         The number of shares to constitute the series and the distinctive designation thereof;

(b)         the annual dividend or dividend rate, if any, for such series, and the date or dates from which dividends shall commence to accrue;

(c)         the price or prices at which, and the terms and conditions on which, if any, the shares of such series may be redeemed or made redeemable;

(d)         the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

(e)         the amount or amounts, if any, payable upon shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

(f)          the voting rights, if any, of the holders of the shares of such series;

(g)         the terms and conditions, if any, upon which shares of such series may be convertible into or exchangeable for shares of capital stock of the Corporation or other securities and, if so, the conversion price or prices or the rate or rates of conversion or exchange, any adjustments thereof, and any other terms and conditions of conversion or exchange;

(h)         the relative seniority, priority or junior rank of such series as to dividends or assets with respect to any other classes or series of capital stock then or thereafter to be issued; and

(i)          such other voting rights, designations, preferences, privileges, qualifications, limitations, restrictions, and special or relative rights, if any, of shares of such series as the Board of Directors may, at the time of such resolution or resolutions, lawfully fix or determine under the laws of the Commonwealth of Pennsylvania;

such authority of the Board of Directors shall be subject to compliance with any shareholder approval required under the express terms of any series of Preferred Stock set forth in these Articles of Incorporation, as amended from time to time, or in a resolution or resolutions establishing any particular series of Preferred Stock.

2.           The holders of Common Stock shall have one vote per share.

3.           The Common Stock shall be subject to the prior rights of holders of any series of Preferred Stock outstanding, according to the preferences, if any, of such series.

4.           Shares of the Corporation  may be certificated or uncertificated, as provided under Pennsylvania law, and this Article FIFTH shall not be interpreted to limit the authority of the Board of Directors to issue any or all classes or series of shares of the Corporation, or any part thereof, without certificates. To the extent certificates for shares are issued, such certificates shall be in the form as set forth in the By-Laws of the Corporation. In the case of shares issued without certificates, the Corporation will, or will cause its transfer agent to, within a reasonable time after such issuance, send the holders of such shares a written statement containing the information required to be set forth on certificates by the By- Laws of the Corporation, by these Articles of Incorporation, or otherwise by applicable law or regulation. At least annually thereafter, the Corporation shall, or shall cause its transfer agent to, provide to its shareholders of record a written statement confirming the information contained in the informational statement sent pursuant to the preceding sentence.

SIXTH: The directors of the Corporation shall be divided into three classes, namely, Classes I, II and III, with each class consisting of not less than one nor more than three directors, as determined in accordance with the By-Laws of the Corporation. At the annual shareholders meeting in 2011, the terms of those directors which would have expired at the annual meetings in 2011 and 2012 shall expire and their successors shall be elected to serve one year terms. At the annual shareholders meeting in 2012 and each annual meeting of shareholders thereafter, the terms of all directors previously elected shall expire and their successors shall be elected to serve one year terms. Directors elected as hereinbefore provided may not be removed prior to the expiration of their respective terms of office without cause.

SEVENTH: These Articles of Incorporation may be amended in the manner prescribed at the time by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

EIGHTH: The Corporation was incorporated on April 10, 1947 under the provisions of the Act of the General Assembly, P.L. 364, May 5, 1933.

NINTH:  Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, then the nominees receiving the highest number of votes up to the number of directors to be elected shall be elected. For purposes of this Article, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee (excluding abstentions).

TENTH: Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereupon were present and voting.

ANNEX B

FORM OF STATEMENT WITH RESPECT TO SHARES OF

PULSE ELECTRONICS CORPORATION

Pursuant to Section 1522 of the Pennsylvania Business Corporation Law

SERIES A PREFERRED STOCK

Pulse Electronics Corporation, a Pennsylvania corporation (the “Corporation”), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation:

WHEREAS, pursuant to the Articles of Incorporation, the Corporation is authorized to issue up to 275,000,000 shares of common stock, par value $0.125 per share (the “Common Stock”) and 1,000 shares of Preferred Stock, without par value (the “Preferred Stock”), the authorized and unissued shares of which may be divided into one or more series, with such voting rights, designations, preferences, limitations, and special rights (including, without limitation, qualifications, privileges, options, conversion rights, restrictions, and other rights) of such series, as may be determined by the Board from time to time;

NOW, THEREFORE, it is hereby

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the provisions of the Articles of Incorporation, there hereby is created out of 1,000 shares of Preferred Stock authorized by Article FIFTH(1) of the Articles of Incorporation a series of Preferred Stock consisting of 1,000 shares, which series shall have the following powers, voting, preferences, limitations and special rights and the following qualifications and restrictions:

1.           Designation.   This series of Preferred Stock shall be designated as “Series A  Preferred Stock”.

2.           Authorization.The Corporation shall have the authority to issue 1,000 shares of the Series A Preferred Stock, without par value, of the Corporation (the “Series A Preferred Stock”).

3.           Rank.

(a)         Other than as set forth in Sections 3(b), 4 and 5, the Series A Preferred Stock shall, with respect to any matter, including any dividend, distribution rights or redemption rights, rank equally (on an as converted to Common Stock basis, assuming for such purpose 100% participation by the Other Noteholders in the Exchange Offer (as such terms are defined in the Investment Agreement) if the distribution shall occur prior to the consummation of the Exchange Offer) in preference and priority with all Common Stock.

(b)         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of any other shares of Capital Stock of the Corporation, in an amount per share equal to ten (10) cents.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled pursuant to this Section 3(b), the holders of shares of Series A Preferred Stock shall share pro rata in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  After the payment of all amounts required to be paid to the holders of Series A Preferred Stock pursuant to this Section 3(b), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution shall be distributed among the holders of the then outstanding Common Stock and the holders of the then outstanding Series A Preferred Stock (on an as converted to Common Stock basis, assuming for such purpose 100% participation by the Other Noteholders in the Exchange Offer if the distribution shall occur prior to the consummation of the Exchange Offer), pro rata according to the number of shares of Common Stock held by such holders (or, in the case of the Series A Preferred Stock, on an as converted to Common Stock basis).

4.           Voting. Except as set forth in this Section 4 or as otherwise required by applicable law, the holders of shares of Series A Preferred Stock shall have no voting rights.  Notwithstanding the foregoing, the Corporation shall not take, or agree to take, directly or indirectly, any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, subdivision or split of the Capital Stock of the Corporation or otherwise) without (in addition to any other vote or consent required herein, by the Articles of Incorporation or by applicable law) the prior affirmative vote or written consent of the Majority Holders:

(A)           (x) amend, alter or repeal any provision of this resolution or any other instrument establishing and designating the Series A Preferred Stock, or (y) adopt, amend, alter or repeal the Articles of Incorporation or By-laws, any resolution of the Board or any other instrument establishing and designating common or preferred shares of the Corporation or any other class or series of shares or Capital Stock of the Corporation whether now existing or hereafter created and determining the relative rights, privileges and preferences thereof, if, in the case of clause (y), such action would have an adverse effect on the rights, privileges or preferences of the Series A Preferred Stock;

(B)           increase the authorized number of shares of Common Stock (including indirectly by effecting a reverse stock split or similar action without a proportionate reduction in the number of authorized shares of Common Stock) or issue any shares of Capital Stock of the Corporation, including any Series A Preferred Stock (other than: (i) the issuance of authorized Common Stock; (ii) issuances of Series A Preferred Stock pursuant to the Investment Agreement, (iii) pursuant to any present or future employee, director or consultant benefit or incentive compensation plan, agreement or program of or assumed by the Corporation or any of its Subsidiaries, or (iv) the issuance of shares of Capital Stock of the Corporation in connection with a subdivision or split (excluding a reverse stock split without a proportionate reduction in the number of authorized shares of Common Stock) of the Capital Stock of the Corporation), after the date hereof; or

(C)           authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any Senior Stock or Parity Stock, other than Common Stock.

(b)         Any action as to which a vote of the holders of Series A Preferred Stock is required pursuant to the terms of this resolution may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Series A Preferred Stock having not less than the minimum number of votes of Series A Preferred Stock that would be necessary to authorize or take such action at a meeting at which all shares of Series A Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation.

5.           Conversion.

(a)         Immediately following such time as either (x) the applicable provisions of the Indenture have been amended, modified or waived in accordance with the terms of the Indenture such that the conversion of the Series A Preferred Stock would not cause a Change in Control, as determined by the Corporation and the holders of the Series A Preferred Stock, or (y) all of the Corporation’s obligations under the Indenture have been satisfied and discharged and cease to be of further effect in accordance with Article 8 of the Indenture (notwithstanding the survival of the sections of the Indenture referred to in the last paragraph of Section 8.01 of the Indenture following the payment for, acquisition or exchange of all of the Convertible Notes) (either such time, the “Mandatory Conversion Time”), the outstanding shares of Series A Preferred Stock shall automatically convert into the number of shares of Common Stock (the “Conversion Shares”) equal to the number of shares of Common Stock to which the Investors are entitled under Sections 1.01 and 1.02 of the Investment Agreement and not actually delivered at the Closing or thereafter pursuant to Section 1.03(c) of the Investment Agreement.  The Conversion Shares shall be allocated amongst the holders of Series A Preferred Stock pro rata in accordance with their respective aggregate holdings of Series A Preferred Stock.   No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing price of the Common Stock on the trading day immediately preceding the date that the conversion of the Series A Preferred Stock occurs, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or its bid ask prices are not published in an automated transaction reporting system, as determined in good faith by the Board.

(b)         All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time.  As soon as practicable following receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its shares of Series A Preferred Stock in the manner set forth in the Corporation’s written notice of the Mandatory Conversion Time, which shall contain customary instructions for the surrender of such shares.  As soon as practicable after the Mandatory Conversion Time and the surrender of the Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, either (x) in certificated form, or (y) at such holder’s election, in electronic form via book entry transfer (free delivery) to the account(s) maintained by such holder’s broker at the Depository Trust Company as set forth in a written notice by such holder to the Corporation, in either case together with cash as provided in Section 5(a) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the shares of Series A Preferred Stock at or prior to such time), except only the rights of the holders thereof, upon surrender of their shares of Series A Preferred Stock, to receive the items provided for in this Section 5(b).

(c)         The Corporation shall at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

6.           Amendments.  The terms, conditions, rights, powers, voting rights, preferences, limitations, special rights, qualifications and restrictions contained in this resolution may be amended, modified, waived, or replaced in its entirety upon the approval of the Board with the consent of the Majority Holders.

7.           Severability.  If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.           Remedies.  The remedies provided to a holder of Series A Preferred Stock in this resolution shall be cumulative and in addition to all other remedies available to such holder of Series A Preferred Stock under this resolution at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this resolution.  The Corporation acknowledges that a breach by it of its obligations hereunder would cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach would be inadequate. In the event of any such breach or threatened breach, each holder of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to specific performance and other equitable relief to prevent breaches of this resolution, without the necessity of showing economic loss and without any bond or other security or indemnity being required.

9.           Notices.  All notices or communications in respect of Series A Preferred Stock shall be in writing and shall be deemed delivered (a) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (c) on the date of delivery if delivered personally, or (d) if by facsimile, upon written confirmation of receipt by facsimile.  Notwithstanding the foregoing, if Series A Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the beneficial holders of Series A Preferred Stock in any manner permitted by such facility.

10.         Headings.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11.         Definitions; Gender.

(a)         As used in this resolution, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that, for the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, further, that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of the Investors, or any of the Investors’ respective Affiliates.

“Articles of Incorporation” shall mean the Articles of Incorporation of the Corporation, as amended from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

 “By-laws” shall mean the by-laws of the Corporation, as amended from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Capital Stock” shall mean (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in non-corporate Person (including any company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity), including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

“Change in Control” shall have the meaning set forth in the Indenture.

“Closing” shall have the meaning set forth in the Investment Agreement.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Conversion Shares” shall have the meaning set forth in Section 5(a).

“Convertible Notes” shall mean the Corporation’s 7.0% Convertible Senior Notes due 2014, the form of which is an exhibit to the Indenture.

“Corporation” shall mean Pulse Electronics Corporation, a Pennsylvania corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Exchange Offer” shall have the meaning set forth in the Investment Agreement.

“Indenture” shall mean the Indenture, dated as of December 22, 2009 between the Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee, governing the Convertible Notes, as may be amended, modified or supplemented from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Investment Agreement” shall mean that certain investment agreement, dated as of November 7, 2012, among the Investors, the Corporation and Technitrol Delaware, Inc., and solely for purposes of Sections 2.02, 4.05 and 8.09 of the Investment Agreement, Pulse Electronics (Singapore) Pte. Ltd., the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Investors” shall mean the investors signatory to the Investment Agreement.

“Mandatory Conversion Time” shall have the meaning set forth in Section 5(a).

“Majority Holders” shall mean, at any time, holders of shares of Series A Preferred Stock holding shares of Series A Preferred Stock representing a majority of the shares of Series A Preferred Stock outstanding at such time.

“Parity Stock” shall mean any class or series of Capital Stock of the Corporation,  other than Common Stock, hereafter authorized.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” shall have the meaning set forth in the recitals hereof.

“Securities Act” shall mean the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Senior Stock” shall mean any class or series of Capital Stock of the Corporation hereafter authorized that expressly ranks senior to the Series A Preferred Stock or has preference or priority over the Series A Preferred Stock as to the dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, winding up or dissolution of the affairs of the Corporation.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Subsidiary” shall mean, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

(b)         Words expressed in the masculine shall include the feminine and neuter gender and vice versa.

* * * * *

RESOLVED, that [the officers] of the Corporation (the “Designated Officers”) be, and each of them acting singly hereby is, authorized, empowered and directed to cause to be executed and filed with the Pennsylvania Department of State a statement with respect to the Class B Common Stock in accordance with Section 1522(c) of the Pennsylvania Business Corporation Law (the “PBCL”) or as may otherwise be required by the PBCL or other the applicable laws, the Pennsylvania Department of State or the Securities and Exchange Commission, and to do such other acts or things and execute such other documents as any of them may deem necessary or appropriate to cause effectiveness of the foregoing resolution and to comply with and to become effective under the PBCL and the rules and regulations thereunder, and the doing by such officers, or any of them, of any act, or the execution by any of them of such documents in connection with the foregoing matters shall conclusively establish their authority therefor from the Board and the approval and ratification by the Board of the action so taken and the documents so executed.

RESOLVED, that all prior acts, executions and deliveries by or on behalf of the Corporation in furtherance of the foregoing resolutions are hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Corporation has caused this Statement With Respect to Shares to be signed by _______________, its ___________________, this  __th day of  ______________________, 2013.

PULSE ELECTRONICS CORPORATION

By:
Name:
Title:

[Signature Page to Statement With Respect to Shares]

ANNEX C

INVESTMENT AGREEMENT

dated as of November 7, 2012,

among

Pulse Electronics Corporation,

Technitrol Delaware, Inc.,

Pulse Electronics (Singapore) Pte. Ltd.,

Oaktree Opportunities Fund VIIIb Delaware, L.P.,

Oaktree Value Opportunities Fund Holdings, L.P., and

OCM PE Holdings, L.P.

C-i

C-ii

INDEX OF DEFINED TERMS

Term	Section
Affiliate	8.07(a)
Agreement	Preamble
Amendment	Recitals
Articles of Incorporation	2.01(c (ii)
BCL	2.01(i)
Board	2.01(c)(i)
Business Day	8.07(b)
Capital Stock	8.07(c)
Claim	8.07(d)
Closing	1.03(c)
Closing Date	1.03(a)
Commitments	8.07(e)
Common Stock	Recitals
Company	Preamble
Company By-Laws	2.01(c(ii)
Contract	2.01(e)
control	8.07(a)
controlled	8.07(a)
controlling	8.07(a)
Conversion Rights	3.03
Convertible Notes	Recitals
Credit Agreement	8.07(f)
Domestic Subsidiary	8.09(a)
Exchange Act	4.04(k)
Exchange Offer	Recitals
Exchanged Convertible Notes	1.02
Final Determination	8.09(b)
Foreign Subsidiary	8.09(c)
Pro Forma Fully Diluted Basis	8.07(g)
GAAP	8.07(h)
Governmental Entity	2.01(e)
Indebtedness	8.07(i)
Indenture	3.03
Investor Director	3.07(a)
Investors	Preamble
Investor Indemnified Person	6.01
Judgment	2.01(e)
Law	2.01(e)
Loans	8.07(j)
Loan Parties	8.07(j)
Losses	7.01
NYSE	2.01(c(ii)
NYSE Letter	2.01(c(iii)

C-iii

Term	Section
Option	8.07(k)
Other Noteholders	Recitals
Parent Statement With Respect to Shares	Recitals
Parent Preferred Stock	Recitals
Parent Preferred Issuance Date	3.02(a)(ii)
Parity Stock	8.07(l)
Permitted Transactions	8.07(m)
Person	8.07(n)
Proxy Date	3.02(a)(i)
Proxy Statement	3.02(a)(i)
Registration Rights Agreement	3.09
Representative	8.07(o)
Restructuring Transactions	8.07(p)
Sale Notice	3.11(a)
Sale of the Business	8.07(q)
SEC	3.02(a(i)
Securities Act	2.01(f)
Senior Stock	8.07(r)
Singapore Borrower	Preamble
Special Meeting	3.02(a)(i)
Subsidiary	8.07(s)
Subsidiary Amount	8.09(d)
Takeover Statutes	8.07(t)
Taxes	8.09(e)
Tax Return	8.09(f)
Technitrol	Recitals
Termination Date	7.01(d)
Termination Fee	8.03(f(i)
Top-Up Option	3.11(a)
Top-Up Option Shares	3.11(a)
Top-Up Rightholder	3.11(b)
Top-Up Rightholder Option Period	3.11(b)
Top-Up Sale Pro Rata Portion	8.07(u)
Transaction Shares	3.06(a)
Voting and Support Agreement	2.01(j)
Warrant	Recitals
Warrant Shares	Recitals

EXHIBIT A	FORM OF WARRANT
EXHIBIT B	FORM OF AMENDMENT TO ARTICLES OF INCORPORATION
EXHIBIT C	[RESERVED]
EXHIBIT D	VOTING AND SUPPORT AGREEMENT
EXHIBIT E	REGISTRATION RIGHTS AGREEMENT
EXHIBIT F	OPINIONS OF COUNSEL

C-iv

INVESTMENT AGREEMENT dated as of November 7, 2012 (this “Agreement”), between Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), Technitrol Delaware, Inc. (“Technitrol”), a Delaware corporation, the investors identified on the signature pages hereto (the “Investors”), and solely for purposes of Sections 2.02, 4.05 and 8.09, Pulse Electronics (Singapore) Pte. Ltd. (“Singapore Borrower”).

WHEREAS, for the consideration stated herein and subject to the terms hereof, the Investors desire (a) to make Term A Loans to the Borrowers (as each such term is defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement, and (b) to surrender an aggregate of $27,685,000 principal amount of the Company’s 7.0% Convertible Senior Notes (the “Convertible Notes”) on the terms and conditions set forth in the Credit Agreement in exchange for notes in respect of the Term B Loans (as defined in the Credit Agreement);

WHEREAS, in exchange for the Term A Loans, the Term B Loans and the exchange of the Convertible Notes described herein, the Company and Technitrol desire (a) to issue to the Investors notes in respect of the Term A Loans and Term B Loans, (b) to issue to the Investors a warrant in the form set forth on Exhibit A (the “Warrant”) to purchase from Technitrol, a wholly owned Subsidiary of the Company, an aggregate of 248 shares of common stock, par value $0.01 per share, of Technitrol (the “Warrant Shares”), which Warrant shall automatically terminate upon the issuance of the Parent Preferred Stock as described below, (c) to issue to the Investors an aggregate of 36,729,182 shares of the Company’s common stock, par value $0.125 per share (the “Common Stock”) and, (d) upon the satisfaction of certain conditions set forth herein, to issue to the Investors 1,000 shares of Parent Preferred Stock, which shares of Parent Preferred Stock shall be, assuming 100% participation by the Other Noteholders in the Exchange Offer as described below, convertible into an aggregate of 107,542,754 shares of the Company’s Common Stock in accordance with the terms of the Parent Preferred Stock;

WHEREAS the Company desires to submit to its shareholders for approval the amendment in the form set forth on Exhibit B hereto (the “Amendment”) to the Articles of Incorporation, which Amendment shall, among other things, increase the authorized number of shares of Common Stock to 275,000,000 and create a new class of series A preferred stock, without par value (the “Parent Preferred Stock”), which Parent Preferred Stock shall have the powers, voting, preferences, limitations and special rights and the qualifications and restrictions as specified in the Statement With Respect to Shares (the “Parent Statement With Respect to Shares”) with respect to the Parent Preferred Stock included in the Amendment;

WHEREAS the Investors do not desire to exercise the Warrant prior to a special meeting of shareholders of the Company to approve the Amendment, following which approval, if obtained,  the Company desires to issue and deliver to the Investors 1,000 shares of Parent Preferred Stock following the termination of the Warrant; and

WHEREAS the Company desires to give the holders of the Convertible Notes other than the Investors (the “Other Noteholders”) the option to exchange their Convertible Notes for Term B Loans and Common Stock (the “Exchange Offer”), to be conducted by the Company.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Closing

Section 1.01.          Purchase of Term A Notes and Warrant for Term A Loans. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, at the Closing, (a) the Company shall cause to be delivered notes in respect of the Term A Loans, to the extent required under the terms of the Credit Agreement, and (b) Technitrol shall issue and deliver, or the Company shall cause Technitrol to issue and deliver, the Warrant, all in exchange for Term A Loans.  Following the Closing, assuming the termination of the Warrant upon issuance and delivery of 1,000 shares of Parent Preferred Stock to the Investors in accordance with Section 3.02(a)(ii), such shares of Parent Preferred Stock, taken together with the shares of Common Stock to be issued and delivered to the Investors in accordance with Section 1.02, shall equal, assuming conversion of the Parent Preferred Stock, 64.3795% of the Company’s Common Stock on a Pro Forma Fully Diluted Basis.  For illustrative purposes only, assuming 100% participation by the Other Noteholders in the Exchange Offer, the Parent Preferred Stock issued to the Investors shall be convertible into shares of Common Stock at a ratio which results in the issuance of a number of shares of Common Stock equal to 100,843,236 and that, when added to the shares of Common Stock actually issued at the Closing to the Investors pursuant to Section 1.02, would result in the issuance of 144,271,936 shares of Common Stock to the Investors.

Section 1.02.          Purchase of Term B Notes and Common Stock for Term B Loans and Convertible Notes. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, at the Closing, the Company shall (a) cause to be delivered notes in respect of the Term B Loans, to the extent required under the terms of the Credit Agreement, and (b) issue and deliver to the Investors 36,729,182 shares of Common Stock in the aggregate, divided amongst the Investors as shall be notified to the Company by the Investors prior to the Closing, in exchange for the surrender of an aggregate of $27,685,000 principal amount of the Convertible Notes (the “Exchanged Convertible Notes”) held by the Investors.  It is understood and agreed that (x) the shares of Common Stock to be issued and delivered to the Investors in accordance with this Section 1.02, when taken together with the shares of Common Stock beneficially owned by the Investors (as the term “beneficial ownership” is defined in the Indenture) as of the time immediately prior to the Closing (but, for the avoidance of doubt, disregarding shares of Common Stock issuable to the Investors upon conversion of the Convertible Notes held by the Investors), shall equal 49.0% of the Company’s outstanding Common Stock immediately following the Closing and (y) the number of shares of Common Stock of the Company (rounded to the nearest whole share) ultimately issuable to the Investors pursuant to this Section 1.02 upon conversion of the Parent Preferred Stock shall equal the product of (i) a fraction, the numerator of which is the principal amount of the Exchanged Convertible Notes and the denominator of which is the principal amount of all Convertible Notes outstanding immediately prior to the Closing and (ii) 35.0% of the outstanding shares of Common Stock of the Company on a Pro Forma Fully Diluted Basis assuming 100% participation by the Other Noteholders in the Exchange Offer, subject to a pro rata reduction of 35.0% of the outstanding shares of Common Stock of the Company if there is less than 100% such participation.  For illustrative purposes only, assuming 100% participation by the Other Noteholders in the Exchange Offer, the foregoing product would result in an additional 6,669,517 shares of Common Stock, or 43,428,700 such shares in the aggregate, being issuable to the Investors in accordance with this Section 1.02.

Section 1.03.          Closing and Post-Closing Deliveries

(a)           Subject to the conditions set forth in Articles IV and V to the closing of the transactions contemplated by this Agreement (the “Closing”) being satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date), the Closing will occur on November 19, 2012 (the “Closing Date”) at the offices of Paul, Weiss, Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019; provided that if the conditions set forth in Articles IV and V to the Closing are not then satisfied or waived, the Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 on the second Business Day after the date that all of the conditions set forth in Articles VI and V to the Closing shall have been satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date) by the party entitled to waive the same, or at such other time, place and date that the Investors and the Company may agree in writing.

(b)           At the Closing, subject to the terms and conditions set forth herein and in the Credit Agreement, (i) the Company shall issue and deliver to each Investor the shares of Common Stock issuable to such Investor pursuant to Section 1.02 in electronic form via book entry transfer (free delivery) to the account(s) maintained by such Investor’s broker at the Depository Trust Company as set forth in a written notice by such Investor to the Company, (ii) Technitrol shall deliver, or the Company shall cause Technitrol to deliver, to the Investors the Warrant, and (iii) the Company shall pay or cause to be paid the costs, fees and expenses of the Investors contemplated by Section 10.04 of the Credit Agreement.  Immediately following receipt by the Investors of sufficient evidence of the foregoing, the Investors shall cause the Lenders to make the Term Loans (as defined in the Credit Agreement) to the Borrowers on the terms and conditions set forth in the Credit Agreement, and, no later than ten (10) Business Days following the Closing, the Investors shall deliver to the Company $27,685,000 principal amount of the Convertible Notes held by the Investors.

(c)           Following the consummation of the Exchange Offer, assuming the termination of the Warrant upon issuance and delivery of 1,000 shares of Parent Preferred Stock to the Investors in accordance with Section 3.02(a)(ii), then at any time prior to the automatic conversion of the Parent Preferred Stock in accordance with its terms, if and to the extent conversion of the Parent Preferred Stock would not cause a Change in Control (as defined in the Indenture), at the election of the Investors, the Company shall issue to the Investors in the manner set forth in Section 1.03(b)(i) (or, as applicable, their controlled Affiliates that then own shares of Parent Preferred Stock), pro rata in accordance with their Common Stock ownership interest, a number of shares of Common Stock equal to the excess of (x) the number of shares of Common Stock equal to 49.0% of the shares of Common Stock then outstanding after giving effect to the issuance under this Section 1.03(c) over (y) the number of shares of Common Stock then held by the Investors and their controlled Affiliates, or such lesser number as the Investors may elect.  Concurrently with any issuance under this Section 1.03(c), the conversion ratio of the Parent Preferred Stock shall be adjusted so that such Parent Preferred Stock, together with the number of shares of Common Stock issued and delivered to the Investors in accordance with Sections 1.01, 1.02 and this Section 1.03(c), shall upon conversion equal 64.3795% of the Company’s Common Stock on a Pro Forma Fully Diluted Basis; provided, in no event shall the aggregate issuances pursuant to this Section 1.03(c), when taken together with all other shares of Common Stock previously issued to the Investors pursuant to Section 1.02, exceed the number of shares of Common Stock to which the Investors would otherwise be entitled as determined in accordance with Sections 1.01 and 1.02.

ARTICLE II

Representations and Warranties

Section 2.01.          Representations and Warranties of the Company . The Company and Technitrol represent and warrant, jointly and severally, as of the date hereof and as of the Closing Date (and, (I) in the case of (w) Section 2.01(a), (x) the last sentence of Section 2.01(b), (y) the first two sentences of Section 2.01(d)(iii) and (z) Section 2.01(g) with respect to the Parent Preferred Shares, the Company represents and warrants as of the Parent Preferred Issuance Date, and (II) in the case of the last sentence of Section 2.01(d)(iii), the Company represents and warrants as of the date the Parent Preferred Stock is converted in accordance with its terms), to the Investors as follows:

(a)           Credit Agreement Representations.  The representations and warranties of the Borrowers set forth under Article V of the Credit Agreement (the “Credit Agreement Representations”) are incorporated by reference herein and are deemed to be made by the Company and Technitrol to the Investors pursuant to this Agreement.

(b)           Capitalization.  Schedule 2.01(b) sets forth a true and complete list of the authorized, issued and outstanding Capital Stock of the Company and Technitrol as of the date hereof and presents the Company’s Pro Forma Fully Diluted Basis immediately following the Closing assuming 100% participation by the Other Noteholders in the Exchange Offer.  Schedule 2.01(b) sets forth a true and complete list as of the date hereof of all outstanding Options, including, with respect to each Option, the number of underlying shares of Common Stock, the date of grant and the exercise price of such Option.  Except as set forth on Schedule 2.01(b), there are no outstanding Options with an exercise price below $1.00.  There are no options or other rights to purchase or otherwise acquire shares of Capital Stock of Technitrol.  The issued and outstanding Capital Stock of the Company and Technitrol are duly authorized, validly issued, fully paid and non-assessable (to the extent that such concepts are applicable) and free of any preemptive rights in respect thereto.  Except as set forth on Schedule 2.01(b), there is no other Capital Stock of the Company or Technitrol authorized, issued, reserved for issuance or outstanding.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Capital Stock of the Company or Technitrol.  Neither the Company nor Technitrol has any authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with the shareholders of the Company or Technitrol on any matter.  There are no Contracts to which the Company or any of its Subsidiaries is a party or by which any of them are bound to (x) repurchase, redeem or otherwise acquire any Capital Stock of the Company or Technitrol or (y) vote or dispose of any Capital Stock of the Company or Technitrol. Except as set forth in this Agreement following the Parent Preferred Issuance Date, no Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of Capital Stock of the Company or Technitrol.

(c)           Authorization; Enforceability.

(i)          Each of the Company and Technitrol have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and Technitrol and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by the Company and Technitrol have been duly authorized and approved by all necessary corporate action on the part of the Company and Technitrol. Prior to the date hereof, the Board of Directors of the Company (the “Board”) and the Board of Directors of Technitrol have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby and, (x) in the case of the Board of Directors of Technitrol, authorizing the execution and delivery of the Warrant and (y) in the case of the Board, adopting the Amendment for approval by the shareholders of the Company at the Special Meeting as contemplated by Section 3.02(a). This Agreement has been duly executed and delivered by the Company and Technitrol and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of each of the Company and Technitrol, enforceable against each of the Company and Technitrol in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

(ii)         No vote of the shareholders of the Company or Technitrol is required under applicable Law, under the amended and restated articles of incorporation of the Company, as currently in effect (the “Articles of Incorporation”), the amended and restated by-laws of the Company, as currently in effect (the “Company By-laws”) or the equivalent organizational documents of Technitrol, or under any Contract between either of the Company or Technitrol and any shareholder of the Company or Technitrol to authorize the issuance of the Common Stock issuable at the Closing and the Warrant in accordance with this Agreement.  The affirmative vote of at least a majority of the votes cast by the holders of outstanding Common Stock entitled to vote thereon is the only vote of holders of securities of the Company that is necessary to approve and adopt the Amendment at the Special Meeting to be called in accordance with Section 3.02(a), and the Investors shall have the right to vote the shares of Common Stock to be issued to the Investors at the Closing to approve and adopt the Amendment at such Special Meeting.

(iii)        The NYSE has issued a letter dated November 7, 2012 (the “NYSE Letter”) confirming that no vote of the shareholders of the Company is required under applicable rules of the NYSE to authorize the issuance of the Common Stock or Parent Preferred Stock in accordance with this Agreement.

(d)           Authorization of Common Stock, Warrant and Parent Preferred Stock.

(i) As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the shares of Common Stock to be issued and delivered to the Investors at the Closing (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Articles of Incorporation and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

 (ii) As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the Warrant (A) will be duly authorized by all necessary corporate action on the part of Technitrol, (B) will be validly issued, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth therein and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

(iii) As of the Parent Preferred Issuance Date, the Parent Preferred Stock (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Parent Statement With Respect to Shares and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).  The Board is authorized to adopt the resolutions setting forth the Amendment, and, as of the Parent Preferred Issuance Date, the Board will be duly authorized to adopt the Parent Statement With Respect to Shares under the Articles of Incorporation and the Company will have taken all necessary action to cause the effectiveness of the Parent Statement With Respect to Shares under applicable Laws.  Upon conversion of the Parent Preferred Stock in accordance with its terms, the shares of Common Stock to be issued and delivered to the holders of the Parent Preferred Stock (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Articles of Incorporation and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

(e)            No Conflict.  The execution and delivery by the Company and Technitrol of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (A) the Articles of Incorporation or the Company By-laws, (B) the organizational documents of Technitrol or (C) (1) any loan or credit agreement, license, contract, lease, sublease, indenture, note, debenture, bond, mortgage or deed of trust or other agreement, arrangement or understanding (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of the Company and its Subsidiaries, taken as a whole, or (2) any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation (“Law”) of any governmental or regulatory (including any stock exchange) authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”) that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any Governmental Entity (“Judgment”), in each case, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (C) above, any such matter that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or Technitrol to consummate the transactions contemplated by this Agreement.

(f)            Consents.  Other than in connection or in compliance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the rules of the NYSE (pursuant to which the NYSE Letter giving all necessary NYSE approval for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement has been obtained) under which approval has been obtained) and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any Governmental Entity is necessary for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement.

(g)           Private Offering.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any shares of Common Stock, Parent Preferred Stock or common stock of Technitrol or solicited any offers to buy any shares of Common Stock, Parent Preferred Stock or common stock of Technitrol, under circumstances that would require registration under the Securities Act of the shares of Common Stock, Parent Preferred Stock, the Warrant or (assuming exercise of the Warrant) the Warrant Shares to be issued to the Investors in connection with the transactions contemplated by this Agreement.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Common Stock, Parent Preferred Stock or the Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and their Representatives will take any action or steps referred to in the two preceding sentences that would require registration under the Securities Act of any shares of Common Stock, Parent Preferred Stock, the Warrant or (assuming exercise of the Warrant) the Warrant Shares to be issued to the Investors in connection with the transactions contemplated by this Agreement.  Assuming the accuracy of the representations made by the Investors in Section 2.02, the sale and delivery of the Common Stock, Parent Preferred Stock and the Warrant hereunder are exempt from the (i) registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(h)           Brokers and Finders.  Except as set forth on Schedule 2.01(h), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or its Affiliates that is entitled to any fee or commission from the Company or any of its Subsidiaries.

(i)             Anti-takeover Statutes.  The Company has taken any and all necessary action to render the provisions of Subchapter E, Subchapter G and Subchapter H of Chapter 25 of Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), inapplicable to the Company and its affiliates and to this Agreement and the transactions contemplated hereby. Section 7 of Article VIII of the Company’s By-laws was duly adopted by the Board prior to March 23, 1984 and Section 8 of Article VIII of the Company’s By-laws was duly adopted by the Board during the period beginning on April 27, 1990 and ending on July 26, 1990, and in each case, such sections of the By-laws have not been amended or rescinded since their adoption.  The Company has taken all action necessary to render Subchapter F of Chapter 25 and Section 2538 of the BCL inapplicable to the transactions contemplated hereby.  No other Takeover Statutes, including the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware, apply to this Agreement or any of the other transactions contemplated by this Agreement.

(j)             Voting and Support Agreement.  The Company and the shareholders signatory thereto have duly executed and delivered that certain Voting and Support Agreement, dated the date hereof, in the form attached hereto as Exhibit D (the “Voting and Support Agreement”), which Voting and Support Agreement constitutes a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the shareholders signatory thereto, enforceable against the Company, and, to the knowledge of the Company, the shareholders signatory thereto, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

Section 2.02.          Representations and Warranties of Singapore Borrower.  Singapore Borrower and the Company represent and warrant, jointly and severally, as of the date hereof and as of the Closing Date, to the Investors as follows:

(a)           Authorization; Enforceability.  Singapore Borrower has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Singapore Borrower and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by Singapore Borrower has been duly authorized and approved by all necessary corporate action on the part of Singapore Borrower. Prior to the date hereof, the Board of Directors or equivalent governing body of Singapore Borrower has duly adopted resolutions approving this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Singapore Borrower and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of each of Singapore Borrower, enforceable against Singapore Borrower in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

(b)           No Conflict.  The execution and delivery by Singapore Borrower of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of Singapore Borrower under any provision of (A) the organizational documents of Singapore Borrower or (B) (1) any Contract to which Singapore Borrower or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of Singapore Borrower, taken as a whole, or (2) any Law that is material to Singapore Borrower, taken as a whole, or any Judgment, in each case, applicable to Singapore Borrower or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (C) above, any such matter that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Singapore Borrower to consummate the transactions contemplated by this Agreement.

(c)           Consents.  Other than in connection or in compliance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the rules of the NYSE (pursuant to which the NYSE Letter giving all necessary NYSE approval for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement has been obtained), compliance with such procedures described in Section 4.01(t) of the Credit Agreement (which shall have occurred prior to the Closing), and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any Governmental Entity is necessary for the consummation by Singapore Borrower of the transactions contemplated by this Agreement.

Section 2.03.          Representations and Warranties of the Investors.  Each Investor hereby represents and warrants, jointly and severally, as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization and Authority.  Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted.

(b)           Authorization; Enforceability.  Such Investor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by such Investor and the consummation of the transactions contemplated by and compliance with the provisions of, this Agreement, by such Investor have been duly authorized by all necessary action on the part of such Investor (and, as of the date of this Agreement, the determinations giving effect to such actions have not been rescinded, modified or withdrawn in any way).  This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           No Conflict.  The execution and delivery by such Investor of this Agreement do not, and the transaction contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of such Investor under, the organizational documents of such Investor, any provision of any Contract to which such Investor or any of its Subsidiaries is a party or by which any of its properties or assets are bound and that is material to the business of such Investor and its Subsidiaries, taken as a whole, or any Law that is material to such Investor and its Subsidiaries, taken as a whole, or Judgment, in each case, applicable to such Investor or any of its Subsidiaries or any of its properties or assets, other than any such conflicts, violations, breaches, defaults, rights, losses or liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

(d)           Consents.  Other than in connection or in compliance with the provisions of the Securities Act, the rules of the NYSE and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Entity is necessary for the consummation by such Investor of the transactions contemplated by this Agreement.

(e)            Purchase for Investment.  Such Investor acknowledges that the Common Stock, the Parent Preferred Stock, the Warrant and (assuming exercise of the Warrant) the Warrant Shares to be acquired by it pursuant to this Agreement have not been registered under the Securities Act or under any state securities laws.  Such Investor (i) is acquiring such Common Stock, Parent Preferred Stock and the Warrant pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of such Common Stock, Parent Preferred Stock or the Warrant to any Person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of such Common Stock, the Parent Preferred Stock or the Warrant, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in such Common Stock, Parent Preferred Stock and the Warrant and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in such Common Stock, Parent Preferred Stock and Warrant, and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

(f)            Brokers and Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Investor or its Affiliates that is entitled to any fee or commission from the Company or any of its Subsidiaries.

ARTICLE III

Covenants

Section 3.01.          [Reserved].

Section 3.02.          Filings.

(a)           (i)  Proxy Statement; Special Meeting. As promptly as practicable following the Closing Date, and in any event within ten (10) Business Days of the Closing Date, the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a  preliminary form of proxy statement relating to a special meeting (the “Special Meeting”) of shareholders of the Company (as so amended and together with any other amendments thereof or supplements thereto, the “Proxy Statement”) at which shareholders shall be asked to approve the Amendment.  Notwithstanding the foregoing, the Company shall provide the Investors with a reasonable opportunity to review and comment on such Proxy Statement, and such Proxy Statement shall be in a form reasonably acceptable to the Investors prior to its filing with the SEC. The Company will use reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on the Proxy Statement (or that the Proxy Statement is otherwise not to be reviewed by the SEC or no notice of review is received within 10 days of filing the preliminary Proxy Statement, and in either event such mailing shall occur as soon as practicable following the 10th day following the date of filing of the preliminary Proxy Statement).  Except with respect to the Information with respect to the Investors to be provided to the Company expressly for inclusion in the Proxy Statement as provided for below, the Company will cause the information included in the Proxy Statement, at the time of the mailing or filing with the SEC of the Proxy Statement or any amendments or supplements thereto, and at the time of the Special Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Investor shall provide to the Company all information concerning such Investor as may be reasonably requested by the Company in connection with the preparation of the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto; provided that the Company shall give the Investor a reasonable opportunity to review revised drafts of the Proxy Statement and related filings and draft responses to the SEC and its staff related to the resolution of such comments and shall consider in good faith comments proposed by the Investors for incorporation in such drafts, correspondence and filings; provided, further, to the extent the disclosure in such revised drafts of the Proxy Statement and related filings or such responses to the SEC and its staff relate to the Investors, the Company shall include in such drafts, correspondence and filings all comments reasonably proposed by the Investors. Each Investor will use reasonable best efforts to cause the information supplied by it expressly for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Special Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty shall be made by such Investor with respect to any information included or incorporated by reference in the Proxy Statement, other than the information supplied by such Investor expressly for inclusion or incorporation by reference in the Proxy Statement. The Company shall mail to the holders of Common Stock determined as of the record date established for the Special Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).

(ii)           The Company shall duly call, convene and hold the Special Meeting as promptly as reasonably practicable after the Proxy Date (and in any event within fifteen (15) days thereof). The Company shall be permitted to postpone or adjourn the Special Meeting, if such postponement is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure (x) which the SEC or its staff (or the NYSE or its staff) has instructed the Company is necessary under Law or stock exchange rules or (y) in consultation with the Investors, as required under Law or stock exchange rules for any supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Stock prior to the Special Meeting.  Immediately following the adoption by the shareholders of the Company of the Amendment at the Special Meeting (the “Parent Preferred Issuance Date”), the Company shall issue and deliver to the Investors 1,000 shares of Parent Preferred Stock in the aggregate, divided amongst the Investors as shall be notified by the Investors to the Company at least two Business Days prior to the Special Meeting, and shall issue and deliver to each Investor a certificate representing such shares of Parent Preferred Stock.  Notwithstanding the foregoing, all obligations of the Company to issue Parent Preferred Stock to the Investor shall terminate, and the Company shall not be required to issue such Parent Preferred Stock, immediately before the date on which the Exercise Period (as defined in the Warrant) of the Warrant begins.  Upon the issuance and delivery to the Investors of such certificates, the Warrant shall be automatically terminated and of no further force or effect.  In the event the shareholders of the Company do not adopt the Amendment at the Special Meeting, the Company shall, until such time as the Warrant becomes exercisable in accordance with its terms, have the obligation, promptly following the request of the Investors, to call future special meetings of shareholders of the Company, at any which special meeting the Company shall ask, and the Board shall recommend, that the shareholders of the Company adopt the Amendment.  The Company shall take all necessary actions in connection with the calling and holding of any such special meetings, including  with respect to the preparation, filing and mailing of proxy materials in accordance with the Exchange Act, with respect to which the Investors shall have the rights of approval and review set forth in this Section 3.02(a).

(b)           Exchange Offer.  As promptly as practicable following the Restructuring Closing Date (as defined in the Credit Agreement), but not later than June 30, 2013 (or such later date as approved by the Administrative Agent (as defined in the Credit Agreement) in its sole discretion), to the extent required by applicable Law (such determination to be made in good faith consultation with the Investors), the Company shall prepare and file with the SEC the Exchange Documents (as defined in the Credit Agreement). The Exchange Offer shall be on terms mutually agreed between the Company and the Investors and the Company shall cause the Exchange Offer to comply with applicable Law.  The Company will use reasonable best efforts to cause the Exchange Documents to be mailed to the Other Noteholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on the Exchange Documents (or that the Exchange Documents are otherwise not to be reviewed by the SEC), or, if no filing of the Exchange Documents with the SEC is required by applicable Law, no later than the date set forth in the first sentence of this Section 3.02(b).  The Company will cause the information included in the Exchange Documents, at the time of the mailing or filing with the SEC of the Exchange Documents or any amendments or supplements thereto, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly (A) notify the Investors upon the receipt of any comments or requests for information of the SEC and its staff and (B) provide the Investors with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, to the extent such correspondence relates to the Exchange Documents.  Prior to responding to any such comments or requests or the filing or mailing of the Exchange Documents, the Company (x) shall provide the Investors with a reasonable opportunity to review and comment on any drafts of the Exchange Documents and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by the Investors.

Section 3.03.          Section 16.  The Company acknowledges and agrees that, with respect to the transactions contemplated by Section 1.02, the Company and the Investors ascribed no value to, and the Company gave no consideration for, the right to convert the Exchanged Convertible Notes into Common Stock (the “Conversion Rights”) under Article 10 of the Indenture (the “Indenture”), dated as of December 22, 2009 between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, governing the Convertible Notes, at the then effective Conversion Rate (as defined in the Indenture).  The Company represents and agrees that, in ascribing no value to the Conversion Rights and in giving no consideration therefor, the Company and the Board each acted in an informed capacity, with full knowledge of all material facts pertaining to the Conversion Rights, including the Conversion Rate (as defined in the Indenture) and the trading price and other trading characteristics of the equity securities of the Company at such time, and acted in the best interests of the Company.  Assuming the Investors have not sold and do not sell any shares of Capital Stock within six months before or after the date hereof or the date of issuance of any additional shares of Capital Stock, the Company agrees that all other transactions contemplated by this Agreement, including the exercise of the Warrant, the issuance of the Parent Preferred Stock and the conversion of the Parent Preferred Stock into Common Stock in accordance with its terms should not result in any liability to the Investors under Section 16(b) of the Exchange Act. The Company agrees to take no position or make any Claim inconsistent with the acknowledgements, representations and agreements set forth in the preceding three sentences and shall take all actions reasonably requested by the Investor to support such acknowledgements, representations and agreements.

Section 3.04.          Public Announcements.  No party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is required by Law or Judgment, upon advice of counsel, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance or publication; provided, further, that the foregoing shall not restrict, consistent with applicable Law, communications between the Investors and the investors or potential investors of the Investors or their Affiliates in the ordinary course of business consistent with past practice.

Section 3.05.          Voting and Support Agreement.  The Company will enforce the terms of such Voting and Support Agreement and will not amend, modify, supplement or terminate the Voting and Support Agreement without the prior written consent of the Investors.

Section 3.06.          Negative Covenants

(a)           For so long as the Investors, together with their Affiliates, beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) at least 50%, in the aggregate, of the shares of Common Stock issued and delivered to the Investors at the Closing and issued to the Investors upon conversion of the Parent Preferred Stock (collectively, the “Transaction Shares”), the Company shall not take, or agree to take, directly or indirectly through any of its Subsidiaries or otherwise, any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, subdivision or split of the Capital Stock of the Company or otherwise) without (in addition to any other vote or consent required by the Articles of Incorporation or by applicable law) the prior written consent of the Investors:

(A)           (x) amend or alter any provision of the Parent Statement With Respect to Shares or any other instrument establishing or designating the Parent Preferred Stock, or (y) adopt, amend, alter or repeal, as applicable, the Articles of Incorporation or By-laws, any resolution of the Board or any other instrument establishing and designating common or preferred shares of the Company or any other class or series of shares or Capital Stock of the Company whether now existing or hereafter created and determining the relative rights, privileges and preferences thereof, if, in the case of clause (y), such action would have an adverse effect on the rights, privileges or preferences of the Parent Preferred Stock;

(B)           other than pursuant to the Amendment following its adoption by shareholders of the Company, increase the authorized number of shares of Common Stock (including indirectly by effecting a reverse stock split or similar action without a proportionate reduction in the number of authorized shares of Common Stock) or issue any shares of Capital Stock of the Company, including any Parent Preferred Stock (other than: (i) the issuance of authorized Common Stock; (ii) the issuance of Parent Preferred Stock to the Investors as contemplated by this Agreement, (iii) Common Stock issued pursuant to any present or future employee, director or consultant benefit or incentive compensation plan, agreement or program of or assumed by the Company or any of its Subsidiaries, or (iv) the issuance of shares of Capital Stock of the Company in connection with a subdivision or split (excluding a reverse stock split without a proportionate reduction in the number of authorized shares of Common Stock) of the Capital Stock of the Company), after the date hereof; or

(C)           authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any Senior Stock or Parity Stock, other than Common Stock;

(D)           create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness of the Company or any of its Subsidiaries on a consolidated basis having an aggregate principal amount of more than $5 million; except for (x) the incurrence of any Indebtedness existing on the date hereof or contemplated by the Restructuring Transactions or that is otherwise permitted under the Credit Agreement, or (y) the refinancing of Indebtedness under the Credit Agreement (1) in a principal amount not to exceed the aggregate amount of all Loans and Commitments then outstanding under the Credit Agreement (at the time of such refinancing) and (2) on terms no less favorable to the Company and/or any of its Subsidiaries with respect to interest expense on such refinanced Indebtedness than are then in effect under the Credit Agreement (at the time of such refinancing);

(E)           create any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature upon any of the material assets of the Company or any of its Subsidiaries;

(F)           sell, assign, transfer, convey or otherwise dispose of material assets (including material equity of any Subsidiary) or permit any Subsidiary to do any of the foregoing;

(G)           engage in any (1) transaction or a series of related transactions that result in a Sale of the Business, or (2) any merger, consolidation, reclassification, recapitalization or similar transaction of the Company or any of its Subsidiaries;

(H)           (x) acquire any business or Person, by merger, consolidation or other purchase of substantial assets of any Person or equity interests of any Person, in a single transaction or a series of related transactions, other than assets with a fair market value as determined in good faith by the Board of less than $5 million or (y) invest in any Person (other than the Company or any Subsidiary of the Company in which the Company, directly or indirectly, owns at least 80% of each class of equity securities), in each case, to the extent such investments are in the form of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, other than investments with a fair market value as determined in good faith by the Board of less than $5 million;

(I)             increase the number of directors of the Board beyond seven (7) directors;

(J)            make any offer to the Other Noteholders in respect of the acquisition or exchange of their Convertible Notes except as contemplated by the terms of the Exchange Offer or the payout of such Convertible Notes in accordance with the Indenture; or

(K)           engage in any transaction, contract or agreement between or for the benefit of the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, other than any Permitted Transaction.

(b)           Notwithstanding anything to the contrary and without limiting the foregoing provisions of this Section 3.06, prior to the exercise of the Warrant (notwithstanding whether the Exercise Period (as defined in the Warrant) has commenced) and, following the exercise of the Warrant, for so long as the Investors hold any Warrant Shares, the Company shall not, without the prior written consent of the Investors, permit Technitrol to (a) increase the authorized number of shares of the common stock of Technitrol or other capital stock of the Technitrol, (b) subdivide the outstanding common stock of Technitrol into a larger number of shares, or (c) authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any shares of common stock of Technitrol or other capital stock of common stock of Technitrol other than pursuant to the exercise of the Warrant.  In addition, prior to the exercise of the Warrant and, following the exercise of the Warrant, for so long as the Investors hold any Warrant Shares, the Company shall not transfer in any manner, including without limitation by direct or indirect sale, exchange, gift, assignment, grant of an option or other transfer or disposition, all or any portion of the Company’s common stock of Technitrol.  This Section 3.06(b) shall terminate automatically upon termination of the Warrant in accordance with its terms.

Section 3.07.          Directors

(a)           Prior to the exercise of their rights pursuant to Section 3.07(c),  the Company shall, at the request of the Investors at any time prior to any annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, take all action necessary to cause designees of the Investors (the Investor Directors”) to be appointed to the Board (in the following numbers):

(i)             up to three Investor Directors, for so long as the Investors, together with their Affiliates, beneficially own (for purposes of this Section 3.07, as determined pursuant to Rule 13d-3 under the Exchange Act) at least 50% of the Transaction Shares;

(ii)            up to two Investor Directors, for so long as the Investors, together with their Affiliates, beneficially own less than 50% and greater than 25% of the Transaction Shares; or

(iii)           up to one Investor Director, for so long as the Investors, together with their Affiliates, beneficially own less than 25% and greater than 5% of the Transaction Shares;

it being understood that if any non-Investor Director declines to resign from the Board so as to allow for the appointment of an Investor Director in accordance with this Section 3.07(a), the Company will, (I) subject to Section 3.06(a)(I), at the election of the Investor, increase the number of directors of the Board to give effect to the rights of the Investors set forth in this Section 3.07(a), and, (II) at the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, decrease the number of directors of the Board to seven (7) directors and include on the Company’s slate of director nominees such number of individuals proposed by the Investors as may be permitted under Section 3.07(c).

(b)           Upon his or her appointment and election pursuant to Section 3.07(a), each Investor Director shall serve until the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected following such Investor Director’s appointment, unless such Investor Director is earlier removed in accordance with the By-laws, resigns or is otherwise unable to serve.  In the event any Investor Director is removed, resigns or is unable to serve as a member of the Board prior to the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected following such Investor Director’s appointment, the Company shall take all action necessary to cause the designees of the Investor to fill such vacancy.

(c)           In connection with every annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, for so long as the Investors, together with their Affiliates, beneficially own (x) at least 50% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees up to three individuals proposed by the Investors, (y) less than 50% and greater than 25% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees up to two individuals proposed by the Investors, and (z) less than 25% and greater than 5% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees one individual proposed by the Investors, and, in each case, the Company shall recommend to its shareholders in favor of the election of such individuals.  Such individuals, if elected, shall be deemed to be Investor Directors and each such individual shall serve until the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected  and until his or her successor is elected and qualifies in accordance with this Section 3.07 and the By-laws, unless such Investor Director is earlier removed in accordance with the By-laws, resigns or is otherwise unable to serve.  In the event any Investor Director is removed, resigns or is unable to serve as a member of the Board, the Investors shall have the right to fill such vacancy.  The obligations of the Company under this Section 3.07(c) are conditioned upon the Investors timely providing to the Company such information about the individuals proposed by the Investors as may be reasonably required by the Company to comply with the Company’s obligations under the Exchange Act with respect to the solicitation of proxies or consents for an annual or special meeting of shareholders, together with the consent of each such individual to serve as a director of the Company, if elected.

Section 3.08.          NYSE Letter.  As soon as practicable and in any event no later than two days following the date hereof, the Company shall mail to all of its shareholders a letter satisfying the requirements of Rule 312.05 of the NYSE’s Listed Company Manual.

Section 3.09.          Registration Rights Agreement .  Prior to the Closing, the Company and the Investors shall execute and deliver that certain registration rights agreement in the form set forth on Exhibit E (the “Registration Rights Agreement”).  The Company and Technitrol agree that if the Warrant is exercised they shall enter into a registration rights agreement on similar terms as the Registration Rights Agreement with such modifications as may be necessary to give effect to the intent and purpose of the terms of the Registration Rights Agreement.

Section 3.10.          Tax Reporting and Cooperation.  The Company and the Investors shall cooperate in good faith with respect to tax reporting and the filing of Tax Returns with respect to transactions contemplated pursuant to this Agreement, the Credit Agreement, and related transaction documents, including with respect to (i) the determination of the issue price and amount of original issue discount (if any), in each case, for U.S. federal income tax purposes of the Term A Loan and the Term B Loan, (ii) the allocation of purchase price or basis to the Common Stock,  the Warrant, Parent Preferred Shares, and the Warrant Shares, as applicable, (iii) the treatment of the repayment of the existing loans under the Credit Agreement (before such agreement is amended as contemplated herein), (iv) the treatment of the exchange of Convertible Notes, (v) the treatment of the exercise or termination of the Warrant, and (vi) the treatment of the conversion of the Parent Preferred Stock. The Company shall deliver (or cause to be delivered) any Tax Return that includes tax reporting for the foregoing transactions (or the relevant portions of such Tax Returns) to the Investors, for review at least thirty (30) days prior to the date on which such Tax Return is required to be filed.  If Investors dispute any item on such Tax Return, Investors shall notify the Company of such disputed item (or items) and the basis for its objection.  The parties shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed.  If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to Company and Investors.   The fees and expenses of such accounting firm shall be borne equally by the Company and the Investors. The Company shall cause its Affiliates to comply with the obligations pursuant to this Section 3.10.

Section 3.11.          Top-Up Option.

(a)           Without limiting Section 3.06(a), and subject to the limitations set forth in Section 3.11(e), following the Closing, until November 19, 2017, the Company grants to the Investors an irrevocable option (the “Top-Up Option”) to purchase from the Company, following the consummation of any sale by the Company of any Capital Stock of the Company (other than: (i) pursuant to any present or future employee, director or consultant benefit or incentive compensation plan or program of or assumed by the Company or any of its Subsidiaries, (ii) in connection with any merger, consolidation, business combination or any similar extraordinary transaction, or (iii) for the avoidance of doubt, the issuance of shares of Capital Stock in connection with a subdivision or split of the Capital Stock), the number of shares of Common Stock (or, at any time prior to the conversion of the Parent Preferred Stock in accordance with its terms, if the exercise of such Top-Up Option would result in the Investors beneficially owning (as the term “beneficial ownership” is defined in the Indenture) greater than 49.0% of the Common Stock outstanding as of the time immediately following such exercise, such number of shares of Common Stock which, together with the other shares of Common Stock then beneficially owned by the Investors, as would equal 49.0% of the Common Stock outstanding as of the time immediately following such exercise, together with such number of shares of Parent Preferred Stock as shall be agreed between the Investors and the Company) equal to the difference between the number of shares of Capital Stock then held by the Investors and 64.3795% of the Common Stock of the Company on a fully diluted basis (the aggregate amount of such securities offered to all Investors, the “Top-Up Option Shares”).  For the avoidance of doubt, the Investors may, at their election, exercise the Top-Up Option exclusive of or in combination with the exercise of their rights under Section 1.03(c).  The Company agrees to take all actions necessary to give effect to the Top-Up Option, including filing applicable proxy materials with the SEC and calling and holding shareholder meetings, as applicable, to approve the issuance to the Investors of the Top-Up Option Shares, and, to the extent not prohibited by applicable Law, further agrees that the Investors will have the right to vote the shares of Common Stock held by them as of the record date for any such meeting at such meeting in favor of the issuance of the Top-Up Option Shares to the Investors.  For the avoidance of doubt, without the prior written consent of the Investors, the Company shall not consummate any transaction that would give rise to the Top-Up Option unless, following the consummation of such transaction, the Company would have such number of authorized and unissued shares of Common Stock and, if necessary, Parent Preferred Stock, equal to or greater than the Top-Up Option Shares.  Notwithstanding the foregoing, the Company may elect not to extend the Top-Up Option under this Section 3.11 to any Investor that is not an “accredited investor” within the meaning of Regulation D under the Securities Act or whose participation in the offering or sale of Top-Up Option Shares would, in and of itself, in the reasonable good faith judgment of the Company or its counsel, require registration or qualification under any U.S. federal, state or non-U.S. securities law (assuming any such registration and/or qualification would not be required but for such Investor’s participation) and, if it does so, the Investor so excluded shall not be entitled to the rights provided under this Section 3.11; provided, that in such case, any other Investor not so excluded shall be entitled to exercise the rights of the Investor so excluded, with such rights to be reallocated among the Investors as determined by those of them holding a majority of the shares of Common Stock beneficially owned by all of them. Promptly following the consummation of the sale giving rise to the Top-Up Option, the Company shall give or cause to be given to the Investors a written notice (the “Sale Notice”), which Sale Notice shall disclose in reasonable detail the aggregate amount of securities issued in connection with such sale and the other material terms and conditions of such issuance, including the sale price (which shall be the sale price for each security subject to the Top-Up Option) of the securities sold in the offering giving rise to the Top-Up Option.

(b)           Subject to applicable law, each Investor (a “Top-Up Rightholder”) shall have the right for a period of fifteen (15) Business Days after the Top-Up Rightholder shall have received the Sale Notice (the “Top-Up Rightholder Option Period”) to purchase its Top-Up Sale Pro Rata Portion of the Top-Up Option Shares.  If any Top-Up Rightholder does not fully subscribe for the number of Top-Up Option Shares it is entitled to purchase, then each other participating Top-Up Rightholder shall be allocated that percentage of the remaining Top-Up Option Shares not so subscribed for (up to the maximum number of Top-Up Option Shares that such Top-Up Rightholder is willing to purchase as set forth in the notice provided pursuant to Section 3.11(c)) determined by dividing (x) the number of shares of Common Stock held by such Top-Up Rightholder at such time by (y) the number of shares of Common Stock held by all of the Top-Up Rightholders who elected to purchase such remaining Top-Up Option Shares.  The procedure described in the preceding sentence shall be repeated until there are no remaining Top-Up Option Shares to be allocated, notwithstanding any expiration of the Top-Up Rightholder Option Period prior to the completion of such procedure.

(c)           The right of each Top-Up Rightholder to purchase Top-Up Option Shares under this Section 3.11 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Top-Up Rightholder Option Period, to the Company.  Each such notice shall state (x) the number of shares of Common Stock held by such Top-Up Rightholder and (y) the maximum number of shares of Proposed Sale Shares that such Top-Up Rightholder is willing to purchase pursuant to this Section 3.11.  The failure of a Top-Up Rightholder to respond within the Top-Up Rightholder Option Period to the Company shall be deemed to be a waiver of such Top-Up Rightholder’s rights under this Section 3.11.  Each Top-Up Rightholder may waive its rights under this Section 3.11 prior to the expiration of the Top-Up Rightholder Option Period by giving written notice to the Company.

(d)           Subject to Section 3.11(e), if the Top-Up Rightholders have agreed to purchase all or a portion of the Top-Up Option Shares set forth in the Sale Notice, the closing of such purchase shall occur on the fifteenth (15th) Business Day following the date the most recent notice regarding such election to purchase was delivered to the Company (or on such other date as agreed by the Company and the Top-Up Rightholders acquiring a majority of the Top-Up Option Shares being purchased by all Top-Up Rightholders).  At such closing, if the Top-Up Option Shares will be represented by certificates, the Company shall deliver certificates representing the purchased Top-Up Option Shares, which will, upon issuance by the Company, be duly and validly authorized, issued, fully paid and nonassessable, not issued in violation of any preemptive or similar rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof.  At the closing, each Top-Up Rightholder shall deliver payment in full in immediately available funds for the Top-Up Option Shares purchased by it.

(e)           Notwithstanding the foregoing, the sale of Top-Up Option Shares to any Investor may be delayed or conditioned as reasonably necessary to obtain any required clearance, consent or approval of any governmental authority, including the passage or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any comparable applicable non-U.S. competition or antitrust law, rule or regulation, it being understood that, with respect to any such required clearance, consent or approval, the Company shall reasonably cooperate with the Investors. The exercise by any Investor of its purchase rights under this Section 3.11 shall be subject to receipt of any required shareholder approval, to the extent required therefor, including pursuant to the law of the Commonwealth of Pennsylvania.

Section 3.12.          Indenture.  As soon as practicable following the date on which all of the Convertible Notes have been acquired, directly or indirectly, by the Company or funds or securities necessary to satisfy and discharge the obligations of the Company under the Indenture have been deposited or delivered with the Trustee (as defined in the Indenture), the Company shall take all action necessary to cause its obligations under the Indenture to be satisfied and discharged and cease to be of further effect in accordance with Article 8 of the Indenture.

Section 3.13.          Exclusivity. During the period commencing on the date of this Agreement through November 30, 2012, the Company shall comply with its obligations set forth in that certain letter agreement dated November 6, 2012 between the Company and Oaktree Capital Management, L.P.

ARTICLE IV

Conditions Precedent to Obligations of the Investors

The obligations of the Investors to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Investors in writing) of the following conditions as of the Closing Date:

Section 4.01.          Representations and Warranties .  (a) The representations and warranties of the Company, Technitrol and Singapore Borrower set forth in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties that contain a materiality qualification, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, true and correct in all respects, with respect to representations and warranties that contain a materiality qualification) as of such earlier date.

Section 4.02.          Covenants and Agreements.  The Company and Technitrol shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by each of them prior to or on the Closing Date.

Section 4.03.          Credit Agreement.  The conditions precedent of the obligations of the Lenders set forth in Article IV of the Credit Agreement shall have been satisfied.

Section 4.04.          NYSE Notice.  The NYSE Letter as in effect as of the date of this Agreement shall continue to be in full force and effect without amendment.

Section 4.05.          Officer’s Certificate.  (a) The Company shall have delivered to the Investors a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 and 4.02 with respect to the Company, and Section 4.04, (b) Technitrol shall have delivered to the Investors a certificate, signed by an executive officer of Technitrol and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 and 4.02 with respect to Technitrol, and (c) Singapore Borrower shall have delivered to the Investors a certificate, signed by an executive officer of Singapore Borrower and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 with respect to Singapore Borrower.

Section 4.06.          Warrant.  The Warrant shall have been executed and delivered to the Investors by Technitrol.

Section 4.07.          Opinions of Counsel.  The Company shall have delivered opinions of counsel of the Company to the Investors in the form attached hereto as Exhibit F.

Section 4.08.          Legal Prohibition.  No law shall be in effect and no order shall have been entered, in each case that restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the transactions contemplated by this Agreement or declares unlawful the transactions contemplated by this Agreement or would cause any of the transactions contemplated by this Agreement to be rescinded.

Section 4.09.          NYSE Related Matters.  The Company shall have an average global market capitalization over a consecutive 30 trading-day period (ending on the trading day immediately prior to the Closing) for purposes of Rule 802.01B of the NYSE’s Listed Company Manual of greater than $20,000,000; and the Investors shall have received such other confirmation from the NYSE, acceptable to the Investors in their sole discretion, that, based on the Company’s application for the financial viability exception to the NYSE stockholder approval policy submitted to the NYSE on November 6, 2012 and provided to the Investors, the NYSE does not intend, within six months of the Closing Date, to initiate any delisting procedures in respect of the Common Stock.

ARTICLE V

Conditions Precedent to Obligations of the Company

The obligations of the Company and Technitrol to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company in writing) of the following conditions as of the Closing Date:

Section 5.01.          Representations and Warranties.  The representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties that contain a materiality qualification, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, true and correct in all respects, with respect to representations and warranties that contain a materiality qualification) as of such earlier date.

Section 5.02.          Covenants and Agreements.  The Investors shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

Section 5.03.          Officer’s Certificate.  The Investors shall have delivered to the Company a certificate, signed by an executive officer of the Investors and dated as of the Closing Date, certifying as to the matters set forth in Sections 5.01 and 5.02.

Section 5.04.          Legal Prohibition.  No law shall be in effect and no order shall have been entered, in each case that restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the transactions contemplated by this Agreement or declares unlawful the transactions contemplated by this Agreement or would cause any of the transactions contemplated by this Agreement to be rescinded.

ARTICLE VI

Indemnification

Section 6.01.          Indemnification by the Company.  Notwithstanding any termination of this Agreement, the Company and Technitrol shall, jointly and severally, indemnify and hold harmless (including the advancement of expenses (subject to customary reimbursement agreements), including expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals, incurred prior to any assumption of the defense of such Claim by the Company) the Investors and their Affiliates and each of their respective officers, directors, employees, agents, partners, members, shareholders, Representatives and Affiliates, and each Person or entity, if any, that controls the Investors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnified Person”) against any and all losses, claims, damages, actions, liabilities, costs and expenses (including costs and expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals) (collectively, “Losses”), arising out of, directly or indirectly resulting from, or relating to any Claim instituted, commenced or brought by any Governmental Entity, shareholder of the Company or any other Person (other than (i) a Claim by any Investor or any Affiliate of such Investor (except in the case of any action to enforce its rights under this Section 6.01) or (ii) a direct Claim by the Company and its Subsidiaries (for the avoidance of doubt, a derivative Claim brought by or on behalf of the Company or its Subsidiaries is not such a direct Claim)) based on, resulting from, or relating to this Agreement or the transactions contemplated by this Agreement and enforcement of this Section 6.01, except that neither the Company nor Technitrol will be required to indemnify any Investor Indemnified Person for Losses resulting from its gross negligence, willful misconduct or willful and material breach of this Agreement.  It is further agreed that the Company’s and Technitrol’s indemnification obligations hereunder with respect to Claims relating to a breach by the Company of the Indenture as a result of this Agreement or the transactions contemplated hereby shall be limited to costs and expenses related to the investigation of any such Claim and reasonable fees, expenses and disbursements of attorneys and other professionals.

ARTICLE VII

Termination

Section 7.01.          Termination .  This Agreement may be terminated on or prior to the Closing Date as follows:

(a)            by the mutual written consent of the Investors and the Company;

(b)            by the Investors (if they are not in material breach of their representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 5.01 or 5.02 not to be satisfied), upon written notice to the Company, if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company, Technitrol or Singapore Borrower contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Sections 4.01, 4.02 or 4.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Investors or cured by the Company or Technitrol, as applicable, within 10 Business Days after receipt by the Company of written notice thereof from the Investors or is not reasonably capable of being cured prior to the Termination Date;

(c)            by the Company (if the Company, Technitrol and Singapore Borrower are not in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Sections 4.01, 4.02 or 4.03 not to be satisfied), upon written notice to the Investors, if there has been a material violation, breach or inaccuracy of any representation, warranty, agreement or covenant of the Investors contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.01 or 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the Investors within 10 Business Days after receipt by the Investors of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(d)            by the Investors or the Company, upon written notice to the other, if the transactions contemplated hereby have not been consummated on or before November 30, 2012 (the “Termination Date”); provided that no party shall be entitled to terminate this Agreement pursuant to this Section 7.01(d) if such party’s willful breach of this Agreement has prevented or materially delayed the consummation of the transactions contemplated hereby;

(e)            by the Investors or the Company, upon written notice to the other, if a court of competent jurisdiction or any other Governmental Entity shall have issued a final, non-appealable Judgment preventing or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

(f)            by the Investors if the condition set forth in Section 4.04 or 4.09 is not satisfied as of any date on or after November 19, 2012 that all other conditions set forth in Sections 4.01, 4.02 and 4.03  to the Closing are satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, and which are, at the time of the termination of this Agreement, capable of being satisfied if the Closing were to occur at such time).

Section 7.02.          Survival After Termination.  If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no further force and effect, and there shall be no liability on the part of any party to this Agreement or their respective officers, directors, employees, agents, partners, members, shareholders, Representatives and Affiliates, except that the provisions of this Section 7.02 and Article VIII (Miscellaneous) shall survive the termination of this Agreement and that nothing herein shall relieve any party from any liability for fraud or any willful material breach of the provisions of this Agreement prior to such termination.

ARTICLE VIII

Miscellaneous

Section 8.01.          Amendments, Waivers, etc.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

Section 8.02.          Counterparts and Facsimile.  This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.03.          Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Specific Performance; Liquidated Damages.

(a)            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(b)            SUBMISSION TO JURISDICTION.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)            WAIVER OF VENUE.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.05.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)            SPECIFIC PERFORMANCE.  THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.

(f)            LIQUIDATED DAMAGES.

(i)             NOTWITHSTANDING SECTION 8.03(E), AT THE INVESTORS’ OPTION, IN LIEU OF A REMEDY OF SPECIFIC ENFORCEMENT, IN THE EVENT OF ANY TERMINATION BY THE INVESTORS OF THIS AGREEMENT PURSUANT TO SECTIONS 7.01(B) OR 7.01(D) (IN ANY CASE, AS A RESULT OF OR ARISING OUT OF THE WILLFUL BREACH OF THIS AGREEMENT BY THE COMPANY OR TECHNITROL) OR THIS AGREEMENT’S TERMINATION OTHERWISE AS A RESULT OF OR ARISING OUT OF THE FRAUD OR WILLFUL MATERIAL BREACH OF THIS AGREEMENT BY THE COMPANY OR TECHNITROL, THE COMPANY AND TECHNITROL SHALL BE OBLIGATED, JOINTLY AND SEVERALLY, TO PAY TO THE INVESTORS $5 MILLION IN THE AGGREGATE WITHIN (THE “TERMINATION FEE”) TWO (2) BUSINESS DAYS OF THE DATE OF SUCH TERMINATION.

(ii)            NOTWITHSTANDING SECTION 8.03(E), AT THE COMPANY’S OPTION, IN LIEU OF A REMEDY OF SPECIFIC ENFORCEMENT, IN THE EVENT OF  ANY TERMINATION BY THE COMPANY OF THIS AGREEMENT PURSUANT TO SECTIONS 7.01(C) OR 7.01(D) (IN ANY CASE, AS A RESULT OF OR ARISING OUT OF THE WILLFUL BREACH OF THIS AGREEMENT BY THE INVESTORS) OR THIS AGREEMENT’S TERMINATION OTHERWISE AS A RESULT OF OR ARISING OUT OF THE FRAUD OR WILLFUL MATERIAL BREACH OF THIS AGREEMENT BY THE INVESTORS, THE INVESTORS SHALL BE OBLIGATED, SEVERALLY AND NOT JOINTLY, TO PAY TO THE COMPANY PRO RATA IN ACCORDANCE WITH THEIR PURCHASE OBLIGATIONS HEREUNDER THE TERMINATION FEE WITHIN TWO (2) BUSINESS DAYS OF THE DATE OF SUCH TERMINATION.

(iii)           THE PARTIES ACKNOWLEDGE THAT THE AGREEMENTS CONTAINED IN THIS SECTION 8.03(F) ARE AN INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT WITHOUT THESE AGREEMENTS THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT, AND THAT THE DAMAGES SUFFERED BY THE PARTIES AS A RESULT OF THE EVENTS GIVING RISE TO SUCH DAMAGES AND RESULTANT TERMINATION OF THIS AGREEMENT WOULD BE DIFFICULT TO QUANTIFY AND THAT THE AMOUNTS SET OUT IN THIS SECTION 8.03(F) REPRESENT LIQUIDATED DAMAGES WHICH ARE A GENUINE PRE-ESTIMATE OF THE DAMAGES, INCLUDING OPPORTUNITY COSTS, WHICH THE COMPANY OR THE INVESTORS WILL SUFFER OR INCUR AS A RESULT OF THE EVENTS GIVING RISE TO SUCH DAMAGES AND RESULTANT TERMINATION OF THIS AGREEMENT, AND ARE NOT PENALTIES. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO RAISE AS A DEFENSE THAT ANY SUCH LIQUIDATED DAMAGES ARE EXCESSIVE, PUNITIVE OR OTHERWISE NOT ENFORCEABLE IN ANY WAY.   EACH PARTY AGREES THAT THE TERMINATION FEE SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY LOSS SUFFERED BY SUCH PARTY AS A RESULT OF ANY TERMINATION OF THIS AGREEMENT DUE TO THE WILLFUL BREACH OF THIS AGREEMENT BY ANY OTHER PARTY, AND UPON PAYMENT OF SUCH AMOUNT NO PERSON SHALL HAVE ANY RIGHTS OR CLAIMS AGAINST THE PAYING PARTY OR ANY OF ITS AFFILIATES UNDER THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.04.          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.05.          Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(a)	If to the Company or Technitrol:

Pulse Electronics Corporation
12220 World Trade Drive
San Diego, California 92128

Attention: Chief Financial Officer
Telephone: (858) 674-8100
Facsimile: (858) 674-8262

with a copy (which shall not constitute notice) to:

Victor H. Boyajian, Esq.
SNR Denton US LLP
1221 Avenue of the Americas
New York, NY 10020-1089

Telephone: (212) 768-5349
Facsimile: (212) 768-6800

(b)	If to the Investors:

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

Attention: Kenneth Liang
Facsimile: (213) 830-8522

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton and Garrison, LLP
1285 6th Avenue
New York, NY 10019

Attention: Kenneth M. Schneider, Esq.
Facsimile: (212) 492-0303

Attention: Lawrence G. Wee, Esq.
Facsimile: (212) 492-0052

or to such other address as any Person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.06.          Entire Agreement, etc.  This Agreement, the Loan Documents (as defined in the Credit Agreement) (including all schedules and exhibits hereto and thereto), together with the Warrant, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

Section 8.07.          Definitions

(a)            “Affiliate” means, with respect to any specified Person or entity, any other Person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or entity; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investors or any of their respective Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)            “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

(c)           “Capital Stock” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in non-corporate Person (including any company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity), including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

(d)           “Claim” means any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, examination or investigation.

(e)           “Commitments” shall have the meaning set forth in the Credit Agreement.

(f)            “Credit Agreement” means the Credit Agreement dated as of February 28, 2008, as amended and restated as of February 19, 2009, as further amended and restated as of August 5, 2011, as further amended and restated as of March 9, 2012, and as further amended and restated as of November 7, 2012, among the Company and certain of the Company’s Subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as the Administrative Agent and the lenders party thereto.

(g)           “Pro Forma Fully Diluted Basis” means the aggregate number of shares of Common Stock deemed to be outstanding immediately following consummation of the Closing, determined on a pro forma basis, without duplication, as follows.  The sum of: (A) the aggregate number of shares of Common Stock actually outstanding; (B) the aggregate number of shares of Common Stock subject to outstanding Options (whether vested or unvested); (C) the aggregate number of shares of Common Stock underlying any outstanding warrants, including warrants issued to the Lenders party to the Third Amendment Agreement (or designated Affiliates thereof) (as such terms are defined in the Credit Agreement), (D) the aggregate number of restricted shares of Common Stock outstanding; (E) the aggregate number of shares of Common Stock into which the Parent Preferred Stock would be convertible assuming the issuance of the Parent Preferred Stock following termination of the Warrant, and assuming 100% participation by the Other Noteholders in the Exchange Offer; (F) the aggregate number of shares of Common Stock issuable to the Investors pursuant to Section 1.02 and to the Other Noteholders based on the Other Noteholders’ actual participation in the Exchange Offer; and (G) other than the Convertible Notes, the aggregate number of all other shares of Capital Stock of the Company (on an as-converted basis) outstanding.

(h)           “GAAP” shall mean U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the U.S. accounting profession, which are in effect from time to time.

(i)           “Indebtedness” shall have the meaning set forth in the Credit Agreement.

(j)           “Loans” and “Loan Parties” shall each have the meaning set forth in the Credit Agreement.

(k)           “Option” means any option to purchase shares of Common Stock issued pursuant to the Company’s 2001 Stock Option Plan, amended and restated as of November 8, 2010 and 2012 Omnibus Incentive Compensation Plan.

(l)           “Parity Stock” shall mean any class or series of Capital Stock of the Company, other than Common Stock, hereafter authorized.

(m)           “Permitted Transaction” means:

(A)           any employment agreement or director’s engagement agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(B)           transactions between or among the Company and/or any Subsidiaries of the Company in the ordinary course of business;

(C)           payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Subsidiaries;

(D)           loans or advances to employees in the ordinary course of business; or

(E)           any transaction, contract or agreement contemplated by the Restructuring Transactions.

(n)           “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(o)           “Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

(p)           “Restructuring Transactions” shall have the meaning set forth in the Credit Agreement.

(q)           “Sale of the Business” shall mean any sale, merger, reorganization, consolidation, share exchange or other business combination which, in one transaction or a series of related transactions, results in (i) the Common Stock and the Preferred Stock (on an as-converted basis, assuming, for the avoidance of doubt, 100% participation by the Other Noteholders in the Exchange Offer if any such transaction shall occur prior to the consummation of the Exchange Offer) being converted into less than a majority of the combined voting power of the voting stock of the surviving or acquiring entity or (ii) a transfer of all or substantially all of the assets of the Company and its Subsidiaries.

(r)           “Senior Stock” shall mean any class or series of Capital Stock of the Company hereafter authorized that expressly would rank senior to the Parent Preferred Stock, or would have preference or priority over the Parent Preferred Stock, as to the dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, winding up or dissolution of the affairs of the Company.

(s)           A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

(t)           “Takeover Statutes” shall mean so-called “fair price,” “moratorium,” “control share acquisition” or other similar state anti-takeover laws.

(u)           “Top-Up Sale Pro Rata Portion” with respect to any Investor at any time shall mean a fraction, the numerator of which is the number of shares of Common Stock held by such Investor at such time, and the denominator of which is the number of all shares of Common Stock outstanding at such time.

Section 8.08.          Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.09.          Singapore Borrower Payment Obligation.  The Company represents that it and each Domestic Subsidiary (including the U.S. consolidated or affiliated group that includes the Company (or any Domestic Subsidiary)) files income Tax Returns on a calendar year basis.  If the Company, any Domestic Subsidiary, or a U.S. consolidated or affiliated Tax group that includes the Company (or any Domestic Subsidiary) is required to include any Subsidiary Amounts in its taxable income for U.S. Tax purposes and for its 2012 taxable year as a result of a Final Determination, the Singapore Borrower agrees, as an inducement for making the Term A Loans, to pay to the Investors that made such loans an amount equal to (A) the 2012 taxable year Taxes that the Company (or any Domestic Subsidiary) is required to pay with respect to or as a result of such Subsidiary Amounts being included in taxable income multiplied by (B) 64.3795%.  Notwithstanding any other provision of this Agreement to the contrary, this Section 8.09 shall survive until ninety (90) days after the expiration of the applicable statute of limitations.

For purposes of this Agreement:

(a)           “Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States or a political subdivision thereof.

(b)           “Final Determination” means a settlement, compromise, or other agreement with the relevant taxing authority, whether contained in an Internal Revenue Service Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the relevant taxing authority, an agreement contained in Internal Revenue Service Form 870-AD or other comparable form, an agreement that constitutes a “determination” under Section 1313(a)(4) of the U.S. Internal Revenue Code of 1986, as amended, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state, local or foreign tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

(c)           “Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

(d)           “Subsidiary Amount” means the aggregate amount of distributions Foreign Subsidiaries are deemed to pay to Domestic Subsidiaries or the Company, as applicable, for United States income Tax purposes with respect any actions or transactions entered into during that portion of the Domestic Subsidiaries’ or the Company’s 2012 taxable year prior to the date of this Agreement.

(e)            “Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

(f)           “Tax Return” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with (i)Taxes or (ii) pursuant to this Agreement, the Credit Agreement, and related transaction documents the transactions contemplated, including any schedule or attachment thereto or amendment thereof.

Section 8.10.          Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.11.          No Third- Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except that the provisions of Article VI shall inure to the benefit of the Persons referred to in that section.

Section 8.12.          Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any purported assignment in violation of this Section 8.11 shall be void ab initio; provided that the Investors shall have the right to assign this Agreement to one or more of their Affiliates, provided that such assignment shall not relieve the Investors from any of their obligations under this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

PULSE ELECTRONICS CORPORATION

By:	/s/ Ralph E. Faison
Name: Ralph E. Faison
Title: President & CEO

TECHNITROL DELAWARE, INC.

By:	/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: President

Solely for purposes of Sections 2.02, 4.05 and 8.09:

PULSE ELECTRONICS (SINGAPORE) PTE. LTD.

By:	/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Director

OAKTREE OPPORTUNITIES FUND VIIIB DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Bruce A. Karsh
Name: Bruce A. Karsh
Title: Authorized Signatory

By:	/s/ Edgar Lee
Name: Edgar Lee
Title: Authorized Signatory

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree CapitalManagement, L.P.
Its:	Director

By:	/s/ Bruce A. Karsh
Name: Bruce A. Karsh
Title: President

By:	/s/ Edgar Lee
Name: Edgar Lee
Title: Senior Vice President

OCM PE HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Bruce A. Karsh
Name: Bruce A. Karsh
Title: Authorized Signatory

By:	/s/ Edgar Lee
Name: Edgar Lee
Title: Authorized Signatory

your Vote is iMPortant! you can vote in one of three ways: 1. Call toll free 1-877-265-5128 on a Touch-Tone Phone. There is no cHarGe to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/puls and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. Please see reVerse siDe For VotinG instructions reVocaBle ProXy Pulse electronics corporation sPecial MeetinG oF sHareHolDers January 21, 2013 tHis ProXy is soliciteD on BeHalF oF tHe BoarD oF Directors The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of December 10, 2012 by the person signing below. They shall cast the votes as designated below at the special shareholders meeting to be held on January 21, 2013, or any adjournment thereof. Please coMPlete, Date, siGn, anD Mail tHis ProXy carD ProMPtly in tHe encloseD PostaGe-PaiD enVeloPe or ProViDe your instructions to Vote Via tHe internet or By telePHone. Á Á (Continued, and to be marked, dated and signed, on the other side) FolD anD DetacH Here Pulse electronics corPoration — sPecial MeetinG, January 21, 2013 2653 PLEASE MARK VOTES X AS IN THIS EXAMPLE iF you WisH to Vote By telePHone or internet, Please reaD tHe instructions BeloW S Your vote is important! ProXy VotinG instructions Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. (EST), January 18, 2013. It is not necessary to return this proxy if you vote by telephone or internet. Á Á FolD anD DetacH Here iF you are VotinG By Mail Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. (EST), January 18, 2013: 1-877-265-5128 Vote by Internet anytime prior to 3 a.m. (EST), January 18, 2013 go to http://www.rtcoproxy.com/puls Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted. REVOCABLE PROXY Pulse Electronics Corporation Special Meeting of Shareholders JANUARY 21, 2013 Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person. DIRECTORS RECOMMEND “FOR” 2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn. When properly executed this Proxy will be voted as directed and in accordance with the Board of Dircetors’ recommendations. If no direction is made, it will be voted “FOR” Item 1. Mark here for address change and note change _________________________________________________________________ _________________________________________________________________ _________________________________________________________________ For Against Abstain 1. Approve the adoption of the Amended and Restated Articles of Incorporation. your Vote is iMPortant! you can vote in one of three ways: 1. Call toll free 1-877-265-5128 on a Touch-Tone Phone. There is no cHarGe to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/puls and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. Please see reVerse siDe For VotinG instructions reVocaBle ProXy Pulse electronics corporation sPecial MeetinG oF sHareHolDers January 21, 2013 tHis ProXy is soliciteD on BeHalF oF tHe BoarD oF Directors The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of December 10, 2012 by the person signing below. They shall cast the votes as designated below at the special shareholders meeting to be held on January 21, 2013, or any adjournment thereof. PULSE ELECTRONICS CORPORATION 401(k) Please coMPlete, Date, siGn, anD Mail tHis ProXy carD ProMPtly in tHe encloseD PostaGe-PaiD enVeloPe or ProViDe your instructions to Vote Via tHe internet or By telePHone. Á Á (Continued, and to be marked, dated and signed, on the other side) FolD anD DetacH Here Pulse electronics corPoration — sPecial MeetinG, January 21, 2013 7263 PLEASE MARK VOTES X AS IN THIS EXAMPLE iF you WisH to Vote By telePHone or internet, Please reaD tHe instructions BeloW S Your vote is important! ProXy VotinG instructions Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m. (EST), January 16, 2013. It is not necessary to return this proxy if you vote by telephone or internet. Á Á FolD anD DetacH Here iF you are VotinG By Mail Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. (EST), January 16, 2013: 1-877-265-5128 Vote by Internet anytime prior to 3 a.m. (EST), January 16, 2013 go to http://www.rtcoproxy.com/puls Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted. REVOCABLE PROXY Pulse Electronics Corporation Special Meeting of Shareholders JANUARY 21, 2013 Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person. DIRECTORS RECOMMEND “FOR” PULSE ELECTRONICS CORPORATION 401(k) 2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn. When properly executed this Proxy will be voted as directed and in accordance with the Board of Dircetors’ recommendations. If no direction is made, it will be voted “FOR” Item 1. For Against Abstain 1. Approve the adoption of the Amended and Restated Articles of Incorporation. Mark here for address change and note change _________________________________________________________________ _________________________________________________________________ _________________________________________________________________ date sign above co-holder (if any) sign above please be sure to date and sign this proxy card in the box below. Please sign this Proxy exactly as your name appears on this card. When shares are held by joint tenants, both parties should sign. If you are signing as an attorney, trustee, guardian, or in another fiduciary capacity please give your full title. If a corporation must sign, please sign in full corporate name by its President or another authorized officer. If a partnership must sign, please sign in partnership name by an authorized person. x Detach above card, sign, date and mail in postage paid envelope provided. _ _ If your address has changed, please correct the address In the space provIded below and return thIs portIon wIth the proxy In the envelope provIded. ____________________________________________________ ____________________________________________________ ____________________________________________________ PLEASE mARK VoTES AS In THIS EXAmPLE 2653 Special meeting Proxy This Proxy is Solicited by the Board of Directors The person signing below appoints Ralph E. Faison and Drew A. Moyer, as proxies and attorneys-in-fact. Each has the power of substitution. They are authorized to represent and to vote all the shares of common stock of Pulse Electronics Corporation held on the record date of December 10, 2012 by the person signing below. They shall cast the votes as designated below at the special shareholders meeting to be held on January 21, 2013, or any adjournment thereof. Please Act Promptly. Sign, Date & mail Your Proxy Card Today. Pulse Electronics Corporation Revocable Proxy Pulse Electronics Corporation 1. Approve the adoption of the Amended and Restated Articles of Incorporation. DIRECTORS RECOMMEND “FOR” 2. The Proxies are authorized to vote in their discretion on other business that comes before the meeting, including any motion to adjourn. When properly executed this Proxy will be voted as directed and in accordance with the Board of Dircetors’ recommendations. If no direction is made, it will be voted “FOR” Item 1. Common For Against Abstain